Exhibit 99.2

Quarterly Investor Supplement

September 30, 2021

This report should be read in conjunction with Voya Financial, Inc.'s Quarterly Report on Form 10-Q for the Three Months Ended September 30, 2021. Voya Financial's Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q, can be accessed upon filing at the Securities and Exchange Commission’s website at www.sec.gov, and at our website at investors.voya.com. All information is unaudited.

Corporate Offices:	Media Contact:	Investor Contact:

Voya Financial	Christopher Breslin	Michael Katz
230 Park Avenue	212-309-8941	212-309-8999
New York, New York 10169	Christopher.Breslin@voya.com	IR@voya.com

NYSE Ticker:		Web Site:
VOYA		investors.voya.com

Table of Contents

	Page		Page
Consolidated		Net Revenue, Adjusted Operating Margin, and Administrative
Explanatory Note on Non-GAAP Financial Information	3 - 5	Expenses
Key Metrics	6	Net Revenue and Adjusted Operating Margin	32
Normalized Adjusted Operating Earnings by Segment	7	Administrative Expenses	33
Normalized Effective Tax Rate	8	Investment Information
Consolidated Statements of Operations	9	Portfolio Results GAAP Book Value, Gross Investment Income, and
Consolidated Adjusted Operating Earnings Before Income Taxes	10	Earned Rate by Asset Class	35
Adjusted Operating Earnings by Segment (QTD)	11	Portfolio Results Statutory Carrying Values by Asset Class and NAIC
Adjusted Operating Earnings by Segment (YTD)	12	Ratings	36
Consolidated Balance Sheets	13	Alternative Investment Income	37
DAC/VOBA Segment Trends	14	Reconciliations
Consolidated Capital Structure	15	Reconciliation of Consolidated Statements of Operations	39
Consolidated Assets Under Management, Assets Under Administration		Reconciliation of Adjusted Operating Revenues	40
and Advisement	16	Reconciliation of Adjusted Operating Earnings - excluding Unlocking;
Wealth Solutions		Adjusted Return on Capital	41 - 42
Sources of Normalized Adjusted Operating Earnings and Key Metrics	18	Wealth Solutions Source of Operating Earnings Reconciliation	43
Client Assets Rollforward by Product Group	19 - 20	Investment Management and Health Solutions Source of Operating
Investment Management		Earnings Reconciliations	44
Sources of Normalized Adjusted Operating Earnings	22	Prepayments and Alternative Income Above (Below) Long-Term
Analysis of AUM and AUA	23	Expectations	45
Account Value Rollforward by Source	24	Reconciliation of Normalized Adjusted Operating Earnings and Earnings
Account Value by Asset Type	25	Per Common Share (Diluted) (QTD)	46
Health Solutions		Reconciliation of Normalized Adjusted Operating Earnings and Earnings
Sources of Normalized Adjusted Operating Earnings	27	Per Common Share (Diluted) (YTD)	47
Key Metrics	28	Reconciliation of Book Value Per Common Share, Excluding AOCI	48
Corporate		Reconciliation of Investment Management Normalized Adjusted
Adjusted Operating Earnings	30	Operating Margin, Excluding Investment Capital	49
		Appendix
		Notable Items	51

Voya Financial	Page 3 of 51

Explanatory Note on Non-GAAP Financial Information

On January 4, 2021, we completed the sale of our Individual Life and other closed block non-Wealth Solutions annuities businesses (the "Individual Life Transaction"). Income (loss) from discontinued operations, net of tax, for the nine months ended September 30, 2021 includes an estimated reduction of the loss on sale of $7 million, net of tax. As of September 30, 2021, the cumulative estimated loss on sale, net of tax was $1.5 billion, which represents the excess of the estimated carrying value of the businesses held for sale over the estimated purchase price less cost to sell. The estimated loss on sale was subject to a true-up mechanism that was completed during the third quarter of 2021 which resulted in an immaterial increase to loss on sale. As a result of the Individual Life Transaction, the net aggregate reduction in Total shareholders’ equity, excluding Accumulated other comprehensive income (“AOCI”), was $0.6 billion, which included the estimated loss on sale and the net investment gain related to the transfer of assets to a comfort trust. The net aggregate reduction in Total shareholders’ equity, including AOCI, was $2.3 billion, which included release of the AOCI related to the sold entities. Revenues and net results of the businesses that are divested via reinsurance at closing of the Individual Life Transaction, including an insignificant number of Individual Life and non-Wealth Solutions annuities that were not part of the Individual Life Transaction (collectively referred as "divested businesses"), are reported in businesses exited or to be exited through reinsurance or divestment and are excluded from adjusted operating earnings. Refer to Business Held for Sale and Discontinued Operations in Part II, Item 8. of our Quarterly Report on Form 10-Q for further detail on discontinued operations.

On March 15, 2021, we announced several updates to our operating model and leadership team. In conjunction with those updates, the Retirement and Employee Benefits segments were renamed to Wealth Solutions and Health Solutions, respectively. We will continue to provide our principal products and services through three segments: Wealth Solutions, Investment Management, and Health Solutions.

On June 9, 2021, we completed the sale of the independent financial planning channel of Voya Financial Advisors ("VFA") to Cetera Financial Group, Inc. (“Cetera”). The sale resulted in an estimated gain, net of transaction cost, of $275 million, before income taxes, which was recorded in Other revenue in our Condensed Consolidated Statements of Operations for the nine months ended September 30, 2021.

Adjusted Operating Earnings Before Income Taxes
We believe that Adjusted operating earnings before income taxes provides a meaningful measure of its business and segment performance and enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying business segments and excluding items that tend to be highly variable from period to period based on capital market conditions or other factors. We use the same accounting policies and procedures to measure segment Adjusted operating earnings before income taxes as we do for the directly comparable U.S. GAAP measure, which is Income (loss) from continuing operations before income taxes.
Adjusted operating earnings before income taxes does not replace Income (loss) from continuing operations before income taxes as a measure of our consolidated results of operations. Therefore, we believe that it is useful to evaluate both Income (loss) from continuing operations before income taxes and Adjusted operating earnings before income taxes when reviewing our financial and operating performance. Each segment’s Adjusted operating earnings before income taxes is calculated by adjusting Income (loss) from continuing operations before income taxes for the following items:
▪Net investment gains (losses), net of related amortization of DAC, VOBA, sales inducements and unearned revenue, which are significantly influenced by economic and market conditions, including interest rates and credit spreads, and are not indicative of normal operations. Net investment gains (losses) include gains (losses) on the sale of securities, impairments, changes in the fair value of investments using the FVO unrelated to the implied loan-backed security income recognition for certain mortgage-backed obligations and changes in the fair value of derivative instruments, excluding realized gains (losses) associated with swap settlements and accrued interest;
•Net guaranteed benefit hedging gains (losses), which are significantly influenced by economic and market conditions and are not indicative of normal operations, include changes in the fair value of derivatives related to guaranteed benefits, net of related reserve increases (decreases) and net of related amortization of DAC, VOBA and sales inducements, less the estimated cost of these benefits. The estimated cost, which is reflected in operating results, reflects the expected cost of these benefits if markets perform in line with our long-term expectations and includes the cost of hedging. Other derivative and reserve changes related to guaranteed benefits are excluded from operating results, including the impacts related to changes in nonperformance spread;
•Income (loss) related to businesses exited or to be exited through reinsurance or divestment, which includes gains and (losses) associated with transactions to exit blocks of business within continuing operations (including net investment gains (losses) on securities sold and expenses directly related to these transactions) and residual run-off activity (including an insignificant number of Individual Life, and non-Wealth Solutions annuities policies that were not part of the divested businesses). Excluding this activity, which also includes amortization of intangible assets related to businesses exited or to be exited, better reveals trends in our core business and more closely aligns Adjusted operating earnings before income taxes with how we manage our segments;
•Income (loss) attributable to noncontrolling interest, which represents the interest of shareholders, other than those of Voya Financial, Inc., in the gains and (losses) of consolidated entities, or the attribution of results from consolidated VIEs or VOEs to which we are not economically entitled;
•Dividend payments made to preferred shareholders are included as reductions to reflect the Adjusted operating earnings that is available to common shareholders;

Voya Financial	Page 4 of 51

Explanatory Note on Non-GAAP Financial Information
•Income (loss) related to early extinguishment of debt, which includes losses incurred as a result of transactions where we repurchase outstanding principal amounts of debt; these losses are excluded from Adjusted operating earnings before income taxes since the outcome of decisions to restructure debt are not indicative of normal operations;
•Impairment of goodwill, value of management contract rights and value of customer relationships acquired, which includes losses as a result of impairment analysis; these represent losses related to infrequent events and do not reflect normal, cash-settled expenses;
•Immediate recognition of net actuarial gains (losses) related to our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period. We immediately recognize actuarial gains and (losses) related to pension and other postretirement benefit obligations and gains and losses from plan adjustments and curtailments. These amounts do not reflect normal, cash-settled expenses and are not indicative of current Operating expense fundamentals; and
•Other adjustments not indicative of normal operations or performance of our segments or may be related to events such as capital or organizational restructurings undertaken to achieve long-term economic benefits, including certain costs related to debt and equity offerings, acquisition / merger integration expenses, severance and other third-party expenses associated with such activities, and expenses attributable to vacant real estate. These items vary widely in timing, scope and frequency between periods as well as between companies to which we are compared. Accordingly, we adjust for these items as we believe that these items distort the ability to make a meaningful evaluation of the current and future performance of our segments.
Income (loss) related to businesses exited or to be exited through reinsurance or divestment (including net investment gains (losses) on securities sold and expenses directly related to these transactions, and insignificant number of Individual Life, and non-Wealth Solutions annuities policies that were not part of the divested businesses) are excluded from Adjusted operating earnings before income taxes. When we present the adjustments to Income (loss) from continuing operations before income taxes on a consolidated basis, each adjustment excludes the relative portions attributable to businesses exited or to be exited through reinsurance or divestment.
The most directly comparable U.S. GAAP measure to Adjusted operating earnings before income taxes is Income (loss) from continuing operations before income taxes. For a reconciliation of Adjusted operating earnings before income taxes to Income (loss) from continuing operations before income taxes, refer to the "Reconciliations" section in this document.
Stranded Costs
As a result of the Individual Life Transaction, the historical revenues and certain expenses of the divested businesses have been classified as discontinued operations. Historical revenues and certain expenses of the businesses that have been divested via reinsurance at closing of the Individual Life Transaction (including an insignificant amount of Individual Life and non-Wealth Solutions annuities that are not part of the transaction) are reported within continuing operations, but are excluded from adjusted operating earnings as businesses exited or to be exited through reinsurance or divestment. Expenses classified within discontinued operations and businesses exited or to be exited through reinsurance include only direct operating expenses incurred by these businesses and then only to the extent that the nature of such expenses was such that we would cease to incur such expenses upon the close of the Individual Life Transaction. Certain other direct costs of these businesses, including those which relate to activities for which we have or will provide transitional services and for which we have or will be reimbursed under transition services agreements (“TSAs”) are reported within continuing operations along with the associated revenues from the TSAs. Additionally, indirect costs, such as those related to corporate and shared service functions that were previously allocated to the businesses sold or divested via reinsurance, are reported within continuing operations. These costs ("Stranded Costs") and the associated revenues from the TSAs are reported within continuing operations in Corporate, since we do not believe they are representative of the future run-rate of revenues and expenses of our continuing operations. We plan to address the Stranded Costs related to the Individual Life Transaction through a cost reduction strategy.
Normalized Adjusted Operating Earnings
Normalized adjusted operating earnings excludes from Adjusted operating earnings before income taxes the following items:
•DAC/VOBA and other intangibles unlocking, including amortization of net cost of reinsurance and reserve adjustments;
•The amount by which Investment income from prepayment fees and alternative investments exceeds or is less than our long-term expectations reported on a pre-DAC basis; and
•For periods ended on or prior to the closing of the Individual Life Transaction, stranded costs associated with the Individual Life Transaction where the corresponding revenue is now reported in discontinued operations or in businesses exited or to be exited through reinsurance or divestment; for periods after the closing of the Individual Life Transaction any remaining stranded costs and the associated revenues from future TSAs will be reported in normalized adjusted operating earnings.
Because DAC/VOBA and other intangibles unlocking can be volatile, excluding the effect of this item can improve period to period comparability.
Adjusted Operating Earnings per Common Share (Diluted) and Normalized Adjusted Operating Earnings per Common Share (Diluted)
In addition to Net income (loss) per common share, we report Adjusted operating earnings per common share (diluted) and Normalized adjusted operating earnings per common share (diluted) because we believe that Adjusted operating earnings before income taxes provides a meaningful measure of its business and segment performances and enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying business segments and excluding items that tend to be highly variable from period to period based on capital market conditions and/or other factors. For a reconciliation of these non-GAAP measures to the most directly comparable U.S. GAAP measures, refer to the "Reconciliation of Normalized Adjusted Operating Earning and Earnings Per Common Share" page of this document.
Shareholders' Equity/Book Value per Common Share, Excluding AOCI
In addition to book value per common share including Accumulated other comprehensive income (AOCI), we also report book value per common share excluding AOCI and shareholders' equity excluding AOCI and preferred stock. Included in AOCI are investment portfolio unrealized gains or losses. In the ordinary course of business we do not plan to sell most investments for the sole purpose of realizing gains or losses, and book value per common share excluding AOCI and common shareholders' equity excluding AOCI provide a measure consistent with that view. For a reconciliation of these non-GAAP measures to the most directly comparable U.S. GAAP measures, refer to the Reconciliation of Book Value Per Common Share, Excluding AOCI" page of this document.

Voya Financial	Page 5 of 51

Explanatory Note on Non-GAAP Financial Information
Adjusted Return on Capital
We report Adjusted return on capital ("ROC") because we believe this measure is a useful indicator of how effectively we use capital resources allocated to our segments apart from Corporate and closed block activities, which include our Wealth Solutions, Investment Management and Health Solutions segments. Capital is allocated to each of our segments in proportion to each segment’s target statutory capital, plus an allocation of the differences between statutory capital and total Voya Financial, Inc. shareholders' equity on a GAAP basis (excluding AOCI), based on each segment’s portion of these differences. Statutory surplus in excess of target statutory capital and certain Corporate assets and liabilities, such as certain deferred tax assets and liabilities for unfunded pension plans, are allocated to Corporate.
Adjusted Operating Effective Tax Rate and Normalized Adjusted Operating Effective Tax Rate
The normalized adjusted operating effective tax rate is based on the actual income tax expense for the current period related to Income (loss) from continuing operations, adjusted for estimated taxes on non-operating items and non-operating tax impacts, such as those related to restructuring, changes in a tax valuation allowance and changes to tax law. For non-operating items, we apply a 21% tax rate.
Adjusted Operating Revenues
Adjusted operating revenues is a measure of our segment revenues and a non-GAAP financial measure. Each segment's Adjusted operating revenues are calculated by adjusting Total revenues for the following items:
•Net realized investment gains (losses) and related charges and adjustments, which are significantly influenced by economic and market conditions, including interest rates and credit spreads and are not indicative of normal operations. Net investment gains (losses) include gains (losses) on the sale of securities, impairments, changes in the fair value of investments using the FVO unrelated to the implied loan-backed security income recognition for certain mortgage-backed obligations and changes in the fair value of derivative instruments, excluding realized gains (losses) associated with swap settlements and accrued interest. These are net of related amortization of unearned revenue;
•Gain (loss) on change in fair value of derivatives related to guaranteed benefits, which is significantly influenced by economic and market conditions and not indicative of normal operations, includes changes in the fair value of derivatives related to guaranteed benefits, less the estimated cost of these benefits. The estimated cost, which is reflected in operating results, reflects the expected cost of these benefits if markets perform in line with our long-term expectations and includes the cost of hedging. Other derivative and reserve changes related to guaranteed benefits are excluded from operating revenues, including the impacts related to changes in nonperformance spread;
•Revenues related to businesses exited or to be exited through reinsurance or divestment, which includes revenues associated with transactions to exit blocks of business within continuing operations (including net investment gains (losses) on securities sold related to these transactions) and residual run-off activity (including an insignificant number of Individual Life, and non-Wealth Solutions annuities policies that were not part of the divested businesses). Excluding this activity better reveals trends in our core business and more closely aligns Adjusted operating revenues with how we manage our segments;
•Revenues attributable to noncontrolling interest, which represents the interests of shareholders, other than those of Voya Financial, Inc., in consolidated entities. Revenues attributable to noncontrolling interest represents such shareholders' interests in the revenues of those entities, or the attribution of results from consolidated VIEs or VOEs to which we are not economically entitled; and
•Other adjustments to total revenues primarily reflect fee income earned by our broker-dealers for sales of non-proprietary products, which are reflected net of commission expense in our segments’ operating revenues, other items where the income is passed on to third parties and the elimination of intercompany investment expenses included in Adjusted operating revenues.
The most directly comparable U.S. GAAP measure to Adjusted operating revenues is Total revenues. For a reconciliation of Adjusted operating revenues to Total revenues, refer to the "Reconciliations" section in this document.
Sources of Earnings
We analyze our segment performance based on the sources of earnings. We believe this supplemental information is useful in order to gain a better understanding of our Adjusted operating earnings before income taxes for the following reasons: (1) we analyze our business using this information and (2) this presentation can be helpful for investors to understand the main drivers of Adjusted operating earnings (loss) before income taxes. The sources of earnings are defined as such:
•Investment spread and other investment income consists of net investment income and net realized investment gains (losses) associated with swap settlements and accrued interest, less interest credited to policyholder reserves.
•Fee based margin consists primarily of fees earned on assets under management ("AUM"), assets under administration and advisement ("AUA"), and transaction based recordkeeping fees.
•Net underwriting gain (loss) and other revenue contains the following: the difference between fees charged for insurance risks and incurred benefits, including mortality, morbidity, surrender results, and contractual charges.
•Administrative expenses are general expenses, net of amounts capitalized as acquisition expenses and exclude commission expenses.
•Net commissions are commissions paid that are not deferred and thus recorded directly to expense.
•For a detail explanation of DAC/VOBA and other intangibles amortization/unlocking see “Unlocking of DAC/VOBA and other Contract Owner/Policyholder Intangibles” in our SEC filings.
Other Information
Financial information, unless otherwise noted, is rounded to millions, therefore may not sum to its corresponding total.

Voya Financial	Page 6 of 51

Key Metrics

	Three Months Ended or As of					Year-to-Date or As of
(in millions USD, unless otherwise indicated)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Net income (loss) available to Voya Financial, Inc.'s common shareholders	142	459	1,086	257	(333)	1,687	(499)
Per common share (basic)	1.24	3.81	8.85	2.03	(2.64)	14.19	(3.90)
Per common share (diluted)	1.15	3.53	8.29	1.94	(2.64)	13.19	(3.90)
Adjusted operating earnings: (1)
Before income taxes	388	353	273	304	40	1,014	190
After income taxes	315	287	223	251	39	825	174
Effective tax rate	18.8%	18.7%	18.3%	17.3%	0.9%	18.6%	8.7%
Per common share (Adjusted diluted)	2.57	2.20	1.70	1.90	0.30	6.45	1.32
Normalized adjusted operating earnings: (1)
Before income taxes	199	207	161	227	185	567	533
After income taxes	166	171	135	190	154	472	445
Effective tax rate	16.6%	17.1%	16.4%	16.1%	16.7%	16.8%	16.6%
Per common share (Adjusted diluted)	1.36	1.32	1.03	1.44	1.19	3.69	3.38
Shareholder's equity:
Total Voya Financial, Inc. Common Shareholders' Equity	7,777	7,750	7,319	9,498	8,899	7,777	8,899
Total Voya Financial, Inc. Common Shareholders' Equity - Excluding AOCI (1)	5,461	5,319	5,409	4,600	4,496	5,461	4,496
Deferred Tax Asset ("DTA") (2)	1,337	1,458	1,636	1,623	1,674	1,337	1,674
Total Voya Financial, Inc. Common Shareholders' Equity - Excluding AOCI & DTA (2)	4,124	3,861	3,773	2,977	2,822	4,124	2,822
Book value per common share (including AOCI)	69.19	68.34	60.39	76.47	70.52	69.19	70.52
Book value per common share (excluding AOCI) (1)	48.59	46.90	44.63	37.04	35.63	48.59	35.63
Debt to Capital:
Debt to Capital	26.2%	26.2%	27.2%	23.1%	24.2%	26.2%	24.2%
Financial Leverage Ratio (1)	29.5%	30.2%	32.4%	28.2%	29.7%	29.5%	29.7%
Shares:
Weighted-average common shares outstanding
Basic	113	121	123	126	126	119	128
Dilutive effect of warrants	7	7	5	3	1	7	1
Other dilutive effects (3)	2	2	3	3	3	3	3
Diluted (4)	122	130	131	132	126	128	128
Adjusted Diluted (1)	122	130	131	132	129	128	132
Ending shares outstanding	112	113	121	124	126	112	126
Returned to Common Shareholders:
Repurchase of common shares, excluding commissions	80	518	235	120	—	833	406
Dividends to common shareholders	19	20	20	18	19	59	58
Total cash returned to common shareholders	99	538	255	138	19	892	464

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer to the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 38 of this document.

(2) DTA primarily related to Federal Net Operating Loss Carry Forwards (“Federal NOLs”), net of $180 million tax valuation allowance for the periods beginning with quarter ended December 31, 2020 and $185 million for the periods presented prior to the quarter ended December 31, 2020. Periods beginning with quarter ended March 31, 2020 have been adjusted for the expected utilization of Federal NOLs related to the Individual Life Transaction.

(3) Includes stock-based compensation awards such as restricted stock units (RSU), performance stock units (PSU), or stock options.
(4) This is a GAAP financial measure. For the three and nine months ended September 30, 2020, weighted average shares used for calculating basic and diluted earnings per share (EPS) were the same, as the inclusion of the warrants, RSU awards, PSU awards, and stock options would be antidilutive to the EPS calculation due to the net loss from continuing operations available to common shareholders.

Voya Financial	Page 7 of 51

Normalized Adjusted Operating Earnings by Segment

	Three Months Ended					Year-to-Date
(in millions USD, unless otherwise indicated)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Normalized adjusted operating earnings
Wealth Solutions	165	181	171	164	152	517	405
Investment Management	42	45	30	78	36	117	124
Health Solutions	57	52	31	43	51	140	157
Corporate	(65)	(71)	(71)	(59)	(54)	(207)	(152)
Before income taxes	199	207	161	227	185	567	533
After income taxes	166	171	135	190	154	472	445
Effective tax rate	16.6%	17.1%	16.4%	16.1%	16.7%	16.8%	16.6%
Per common share (Adjusted diluted)	1.36	1.32	1.03	1.44	1.19	3.69	3.38
Prepayment fees and alternative investment income above (below) long-term expectations (1)
Wealth Solutions	147	96	81	64	45	323	(41)
Investment Management	21	20	22	12	11	63	(18)
Health Solutions	14	11	6	7	6	32	(3)
Before income taxes	182	127	109	83	61	418	(61)
After income taxes	144	101	86	66	48	331	(48)
Effective tax rate	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%
Per common share (Adjusted diluted)	1.17	0.77	0.66	0.49	0.37	2.59	(0.37)
DAC/VOBA and other intangibles unlocking
Wealth Solutions	7	18	2	30	(172)	28	(179)
Before income taxes	7	18	2	30	(172)	28	(179)
After income taxes	6	15	2	24	(136)	22	(142)
Effective tax rate	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%
Per common share (Adjusted diluted)	0.05	0.11	0.01	0.18	(1.05)	0.17	(1.08)
Individual Life transaction stranded costs(2)
Before income taxes	—	—	—	(35)	(34)	—	(102)
After income taxes	—	—	—	(28)	(27)	—	(81)
Effective tax rate	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%
Per common share (Adjusted diluted)	—	—	—	(0.21)	(0.21)	—	(0.61)
Adjusted operating earnings
Wealth Solutions	319	295	255	258	25	869	185
Investment Management	63	66	52	90	47	180	106
Health Solutions	71	63	37	50	56	171	154
Corporate	(65)	(71)	(71)	(94)	(88)	(207)	(254)
Before income taxes	388	353	273	304	40	1,014	190
After income taxes	315	287	223	251	39	825	174
Effective tax rate	18.8%	18.7%	18.3%	17.3%	0.9%	18.6%	8.7%
Per common share (Adjusted diluted)	2.57	2.20	1.70	1.90	0.30	6.45	1.32

(1) The amount by which Investment income from prepayment fees and alternative investments exceeds or is less than our long-term expectations reported on a pre-DAC basis. See page 45 for further details.

(2) For periods ended on or prior to the closing of the Individual Life Transaction, Stranded Costs associated with the Individual Life Transaction where the corresponding revenue is now reported in discontinued operations or in businesses exited or to be exited through reinsurance or divestment will be excluded from normalized adjusted operating earnings; for periods after the closing of the Individual Life Transaction any remaining Stranded Costs and the associated revenues from future TSAs will be reported in normalized adjusted operating earnings.

Voya Financial	Page 8 of 51

Normalized Effective Tax Rate

	Three Months Ended					Year-to-Date
(in millions USD, unless otherwise indicated)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Normalized adjusted operating earnings
Before income taxes	199	207	161	227	185	567	533
Income taxes
Federal income taxes at 21% corporate rate	42	43	34	48	39	119	112
Tax adjustments (1)	(9)	(8)	(7)	(11)	(8)	(24)	(23)
Total taxes	33	35	26	36	31	95	89
Effective tax rate (2)	16.6%	17.1%	16.4%	16.1%	16.7%	16.8%	16.6%

Prepayment fees and alternative investment income above (below) long-term expectations (3)
Before income taxes	182	127	109	83	61	418	(61)
Income taxes
Federal income taxes at 21% corporate rate	38	27	23	17	13	88	(13)
Total taxes	38	27	23	17	13	88	(13)
Effective tax rate (2)	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%

DAC/VOBA and other intangibles unlocking
Before income taxes	7	18	2	30	(172)	28	(179)
Income taxes
Federal income taxes at 21% corporate rate	2	4	—	6	(36)	6	(38)
Total taxes	2	4	—	6	(36)	6	(38)
Effective tax rate (2)	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%

Individual Life transaction stranded costs (4)
Before income taxes	—	—	—	(35)	(34)	—	(102)
Income taxes
Federal income taxes at 21% corporate rate	—	—	—	(7)	(7)	—	(21)
Total taxes	—	—	—	(7)	(7)	—	(21)
Effective tax rate (2)	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%

Adjusted operating earnings
Before income taxes	388	353	273	304	40	1,014	190
Income taxes
Federal income taxes at 21% corporate rate	81	74	57	64	8	213	40
Tax adjustments (1)	(9)	(8)	(7)	(11)	(8)	(24)	(23)
Total taxes	73	66	50	53	—	189	17
Effective tax rate (2)	18.8%	18.7%	18.3%	17.3%	0.9%	18.6%	8.7%

(1) Includes tax adjustments for the dividends received deduction (DRD) related to certain qualified dividends that are not subject to federal income taxes and tax credits, less certain expense items that are not deductible for federal income taxes such as preferred stock dividends, certain compensation expenses, etc.

(2) Effective tax rate calculations are based on un-rounded numbers.
(3) The amount by which Investment income from prepayment fees and alternative investments exceeds or is less than our long-term expectations reported on a pre-DAC basis. See page 45 for further details.

(4) For periods ended on or prior to the closing of the Individual Life Transaction, Stranded Costs associated with the Individual Life Transaction where the corresponding revenue is now reported in discontinued operations or in businesses exited or to be exited through reinsurance or divestment will be excluded from normalized adjusted operating earnings; for periods after the closing of the Individual Life Transaction any remaining Stranded Costs and the associated revenues from future TSAs will be reported in normalized adjusted operating earnings.

Voya Financial	Page 9 of 51

Consolidated Statements of Operations

	Three Months Ended					Year-to-Date
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020

Revenues (1)
Net investment income	731	656	714	825	800	2,101	2,084
Fee income	487	436	458	550	507	1,381	1,476
Premiums	573	516	(4,987)	597	604	(3,898)	1,819
Net realized capital gains (losses)	(103)	(37)	1,742	(61)	(70)	1,602	(304)
Other revenues	46	374	110	146	90	530	263
Income (loss) related to consolidated investment entities	275	558	6	167	140	839	87
Total revenues	2,009	2,503	(1,957)	2,224	2,071	2,555	5,425

Benefits and expenses (1)
Interest credited and other benefits to contract owners/policyholders	(714)	(686)	4,190	(923)	(1,299)	2,790	(3,178)
Operating expenses	(642)	(706)	(602)	(741)	(630)	(1,950)	(1,913)
Net amortization of DAC/VOBA	(190)	(26)	(539)	(16)	(241)	(755)	(336)
Interest expense	(39)	(39)	(49)	(39)	(40)	(127)	(120)
Operating expenses related to consolidated investment entities	(13)	(18)	(5)	(10)	(6)	(36)	(21)
Total benefits and expenses	(1,598)	(1,475)	2,995	(1,729)	(2,216)	(78)	(5,568)
Income (loss) from continuing operations before income taxes	411	1,028	1,038	495	(145)	2,477	(143)
Less:
Net investment gains (losses) and related charges and adjustments	(1)	29	38	(41)	29	66	63
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	(3)	(5)	10	58	16	2	(36)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment (2)	(173)	247	725	46	(342)	798	(387)
Income (loss) attributable to noncontrolling interests	214	447	—	124	106	661	33
Income (loss) on early extinguishment of debt	—	—	(10)	—	—	(10)	—
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	—	—	—	2	—	—	—
Dividend payments made to preferred shareholders	14	4	14	4	14	32	32
Other adjustments	(28)	(46)	(11)	(2)	(8)	(86)	(39)
Adjusted operating earnings before income taxes (3)	388	353	273	304	40	1,014	190

(1) First quarter 2021 results include impacts related to the Individual Life and the Non-Wealth Solution Annuities businesses that were ceded at the close of the Individual Life Transaction on January 4 ,2021: Premiums and Interest credited and other benefits include the FAS 60 reserves that were ceded at closing; Net realized capital gains (losses), Interest credited and other benefits, and Net amortization of DAC/VOBA include the investment gains and related intangible amortization and charges due to the transfer of assets to a comfort trust at closing; all Revenue and Benefit and expense lines are lower than prior periods due to the revenue and expenses related to the businesses ceded that ceased at closing.

(2) First quarter 2021 results include the investment gains, net of related intangible amortization and charges, due to the transfer of assets to a comfort trust pursuant to reinsurance agreements entered into concurrent with the close of the Individual Life Transaction.

(3) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer to the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 38 of this document.

Voya Financial	Page 10 of 51

Consolidated Adjusted Operating Earnings Before Income Taxes

	Three Months Ended					Year-to-Date
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Consolidated Adjusted Operating Earnings Before Income Taxes
Adjusted operating revenues
Net investment income and net realized gains (losses)	646	596	574	549	523	1,816	1,338
Fee income	458	440	426	418	391	1,324	1,140
Premiums	543	535	550	492	494	1,628	1,502
Other revenue	42	43	45	80	26	130	76
Adjusted operating revenues (1)	1,689	1,614	1,595	1,539	1,434	4,898	4,056

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(633)	(627)	(654)	(615)	(623)	(1,914)	(1,859)
Operating expenses	(582)	(570)	(578)	(568)	(519)	(1,731)	(1,592)
Net amortization of DAC/VOBA	(29)	(19)	(35)	(4)	(196)	(83)	(253)
Interest expense (2)	(56)	(46)	(55)	(48)	(57)	(156)	(162)
Adjusted operating benefits and expenses	(1,301)	(1,261)	(1,322)	(1,234)	(1,395)	(3,884)	(3,866)
Adjusted operating earnings before income taxes (1)	388	353	273	304	40	1,014	190

Adjusted Operating Revenues and Adjusted Operating Earnings by Segment
Adjusted operating revenues
Wealth Solutions	857	807	782	763	718	2,446	1,954
Investment Management	200	193	190	235	173	582	467
Health Solutions	606	591	600	540	541	1,796	1,615
Corporate	25	24	24	1	2	73	20
Adjusted operating revenues (1)	1,689	1,614	1,595	1,539	1,434	4,898	4,056

Adjusted operating earnings
Wealth Solutions	319	295	255	258	25	869	185
Investment Management	63	66	52	90	47	180	106
Health Solutions	71	63	37	50	56	171	154
Corporate	(65)	(71)	(71)	(94)	(88)	(207)	(254)
Adjusted operating earnings before income taxes (1)	388	353	273	304	40	1,014	190

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer to the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 38 of this document.

(2) Includes dividend payments made to preferred shareholders.

Voya Financial	Page 11 of 51

Adjusted Operating Earnings by Segment

	Three Months Ended September 30, 2021
(in millions USD)	Wealth Solutions	Investment Management	Health Solutions	Corporate	Consolidated

Adjusted operating revenues
Net investment income and net realized gains (losses)	571	28	46	1	646
Fee income	272	167	19	—	458
Premiums	—	—	543	—	543
Other revenue	14	5	(2)	24	42
Adjusted operating revenues (1)	857	200	606	25	1,689

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(227)	—	(406)	—	(633)
Operating expenses	(288)	(138)	(122)	(34)	(582)
Net amortization of DAC/VOBA	(23)	—	(7)	—	(29)
Interest expense (2)	—	—	—	(56)	(56)
Adjusted operating benefits and expenses	(538)	(138)	(535)	(90)	(1,301)
Adjusted operating earnings before income taxes (1)	319	63	71	(65)	388

	Three Months Ended September 30, 2020
	Wealth Solutions	Investment Management	Health Solutions	Corporate	Consolidated
Adjusted operating revenues
Net investment income and net realized gains (losses)	473	16	33	1	523
Fee income	222	154	15	—	391
Premiums	—	—	494	—	494
Other revenue	23	4	(1)	1	26
Adjusted operating revenues (1)	718	173	541	2	1,434

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(249)	—	(372)	(2)	(623)
Operating expenses	(254)	(126)	(108)	(30)	(519)
Net amortization of DAC/VOBA	(190)	—	(6)	—	(196)
Interest expense (2)	—	—	—	(57)	(57)
Adjusted operating benefits and expenses	(693)	(126)	(485)	(90)	(1,395)
Adjusted operating earnings before income taxes (1)	25	47	56	(88)	40

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer to the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 38 of this document.

(2) Includes dividend payments made to preferred shareholders.

Voya Financial	Page 12 of 51

Adjusted Operating Earnings by Segment

	Nine Months Ended September 30, 2021
(in millions USD)	Wealth Solutions	Investment Management	Health Solutions	Corporate	Consolidated

Adjusted operating revenues
Net investment income and net realized gains (losses)	1,605	84	124	3	1,816
Fee income	786	488	50	—	1,324
Premiums	—	—	1,628	—	1,628
Other revenue	56	10	(5)	69	130
Adjusted operating revenues (1)	2,446	582	1,796	73	4,898

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(667)	—	(1,247)	—	(1,914)
Operating expenses	(848)	(402)	(358)	(123)	(1,731)
Net amortization of DAC/VOBA	(63)	—	(20)	—	(83)
Interest expense (2)	—	—	—	(156)	(156)
Adjusted operating benefits and expenses	(1,578)	(402)	(1,625)	(279)	(3,884)
Adjusted operating earnings before income taxes (1)	869	180	171	(207)	1,014

	Nine Months Ended September 30, 2020
	Wealth Solutions	Investment Management	Health Solutions	Corporate	Consolidated
Adjusted operating revenues
Net investment income and net realized gains (losses)	1,246	(3)	80	16	1,338
Fee income	635	459	46	—	1,140
Premiums	8	—	1,494	—	1,502
Other revenue	65	12	(5)	4	76
Adjusted operating revenues (1)	1,954	467	1,615	20	4,056

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(724)	—	(1,119)	(16)	(1,859)
Operating expenses	(806)	(361)	(327)	(96)	(1,592)
Net amortization of DAC/VOBA	(238)	—	(15)	—	(253)
Interest expense (2)	—	—	—	(162)	(162)
Adjusted operating benefits and expenses	(1,769)	(361)	(1,461)	(274)	(3,866)
Adjusted operating earnings before income taxes (1)	185	106	154	(254)	190

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer to the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 38 of this document.

(2) Includes dividend payments made to preferred shareholders.

Voya Financial	Page 13 of 51

Consolidated Balance Sheets

	Balances as of
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Assets (4)
Total investments	46,429	45,995	45,494	56,851	56,081
Cash and cash equivalents	1,677	1,765	1,170	1,502	1,052
Assets held in separate accounts	96,794	97,098	92,970	90,552	82,879
Premium receivable and reinsurance recoverable, net	13,580	13,490	13,839	3,557	3,657
Short term investments under securities loan agreement and accrued investment income	1,652	1,481	1,313	906	1,209
Deferred policy acquisition costs, Value of business acquired	1,337	1,446	1,592	1,510	1,568
Current and deferred income taxes (1)	696	703	950	1,186	1,325
Other assets (2)	2,626	2,762	2,769	983	793
Assets related to consolidated investment entities	3,626	3,454	2,764	2,768	2,612
Assets held for sale	—	—	—	20,703	20,152
Total Assets	168,417	168,194	162,861	180,518	171,328
Liabilities (4)
Future policy benefits and contract owner account balances	52,943	52,598	52,786	52,625	52,490
Liabilities related to separate accounts	96,794	97,098	92,970	90,552	82,879
Payables under securities loan agreements, including collateral held	1,201	1,004	902	353	575
Short-term debt	1	1	1	1	1
Long-term debt	2,970	2,969	2,969	3,044	3,043
Other liabilities (3)	2,807	3,019	2,786	2,683	2,237
Liabilities related to consolidated investment entities	1,706	1,730	1,448	1,467	1,372
Liabilities held for sale	—	—	—	18,615	18,232
Total Liabilities	158,422	158,419	153,862	169,340	160,829
Shareholders' Equity (4)
Preferred stock	—	—	—	—	—
Common stock	2	2	2	2	2
Treasury stock	(1,906)	(1,820)	(1,301)	(1,016)	(889)
Additional paid-in capital	11,215	11,143	11,177	11,183	11,213
Retained earnings (deficit)	(3,238)	(3,394)	(3,857)	(4,957)	(5,218)
Total Voya Financial, Inc. Shareholders' Equity - Excluding AOCI	6,073	5,931	6,021	5,212	5,108
Accumulated other comprehensive income	2,316	2,431	1,910	4,898	4,403
Total Voya Financial, Inc. Shareholders' Equity	8,389	8,362	7,931	10,110	9,511
Noncontrolling interest	1,606	1,413	1,068	1,068	988
Total Shareholders' Equity	9,995	9,775	8,999	11,178	10,499
Total Liabilities and Shareholders' Equity	168,417	168,194	162,861	180,518	171,328

(1) Current and deferred income taxes:
Deferred Tax Asset primarily related to Federal NOL's	1,517	1,638	1,816	1,802	1,859
Tax valuation allowance related to Federal NOL's	(180)	(180)	(180)	(180)	(185)
Deferred Tax Asset (Liability) related to Unrealized Capital Gains and Losses	(582)	(613)	(474)	(1,206)	(1,096)
Other Net Deferred Tax Asset (Liability) related to DAC, reserves, and other temporary differences	(59)	(142)	(212)	770	747
Total Current and deferred income taxes	696	703	950	1,186	1,325
Gross Unrealized Gains (losses) reflected in AOCI	2,772	2,917	2,257	5,745	5,220
21% Tax Effect	(582)	(613)	(474)	(1,206)	(1,096)
(2) Includes Other assets, Sales inducements to contract holders, Goodwill and other intangible assets.
(3) Includes Other liabilities, Derivatives, Pension and other postretirement provisions, Funds held under reinsurance agreements, and Current income taxes.
(4) First quarter 2021 results include impacts related to the closing of the Individual Life Transaction for both the sold entities and the businesses that were ceded: Total investments, Premium receivable and reinsurance recoverable, and Other assets include the transfer of assets to a comfort trust; Retained earnings includes the investment gains, net of related intangible amortization and charges, due to the transfer of assets to the comfort trust; AOCI includes the reduction in unrealized gains and related intangible amortization and charges related to the transfer of assets to the comfort trust as well as the release of the AOCI related to the sold entities.

Voya Financial	Page 14 of 51

DAC/VOBA Segment Trends

	Three Months Ended					Year-to-Date
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Wealth Solutions
Balance as of Beginning-of-Period	332	456	207	264	489	207	667
Deferrals of commissions and expenses	17	17	16	19	16	50	48
Amortization	(32)	(23)	(25)	(20)	(35)	(80)	(87)
Unlocking	10	27	(17)	35	(154)	20	(138)
Change in unrealized capital gains/losses (1)	53	(144)	274	(91)	(52)	183	(226)
Balance as of End-of-Period	381	332	456	207	264	381	264
Deferred Sales Inducements as of End-of-Period (2)	24	24	26	25	26	24	26
Other (3)
Balance as of Beginning-of-Period	143	142	134	126	125	134	118
Deferrals of commissions and expenses	10	11	9	9	11	30	32
Amortization	(3)	(10)	(9)	(12)	(7)	(22)	(19)
Unlocking	—	—	—	—	—	—	—
Change in unrealized capital gains/losses (1)	(2)	—	7	12	(3)	5	(5)
Balance as of End-of-Period	148	143	142	134	126	148	126
Total
Balance as of Beginning-of-Period	475	598	341	390	614	341	785
Deferrals of commissions and expenses	27	28	25	28	27	80	80
Amortization	(35)	(33)	(34)	(32)	(42)	(102)	(106)
Unlocking	10	27	(17)	35	(154)	20	(138)
Change in unrealized capital gains/losses (1)	51	(144)	281	(79)	(55)	188	(231)
Balance as of End-of-Period, excluding businesses to be exited through reinsurance or divestment	528	475	598	341	390	528	390
Balance as of End-of-Period, businesses to be exited through reinsurance or divestment (4)	809	971	994	1,169	1,178	809	1,178
Balance as of End-of-Period, including businesses to be exited through reinsurance or divestment	1,337	1,446	1,592	1,510	1,568	1,337	1,568

(1) Includes insignificant amounts related to the adoption of a new accounting standard (CECL) in Q1 '20.
(2) Deferred sales inducements in other segments are insignificant.
(3) Primarily includes Health Solutions.
(4) Includes DAC and VOBA related to businesses ceded through reinsurance and an insignificant number of Individual Life and non-Wealth Solutions annuities policies that were not part of the divested businesses.

Voya Financial	Page 15 of 51

Consolidated Capital Structure

	Balances as of
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020

Financial Debt
Senior bonds	1,869	1,869	1,868	1,943	1,943
Subordinated bonds	1,098	1,098	1,098	1,098	1,097
Other debt	4	3	4	4	4
Total Financial Debt	2,971	2,970	2,970	3,045	3,044
Other financial obligations (1)	346	381	434	485	519
Total Financial Obligations	3,317	3,351	3,404	3,530	3,563

Equity (8)
Preferred equity (2)	612	612	612	612	612
Common equity (Excluding AOCI)	5,461	5,319	5,409	4,600	4,496
Total Equity (Excluding AOCI) (3)	6,073	5,931	6,021	5,212	5,108
Accumulated other comprehensive income (AOCI)	2,316	2,431	1,910	4,898	4,403
Total Voya Financial, Inc. Shareholders' Equity	8,389	8,362	7,931	10,110	9,511
Noncontrolling interest	1,606	1,413	1,068	1,068	988
Total Shareholders' Equity	9,995	9,775	8,999	11,178	10,499

Capital (8)
Capitalization (4)	11,360	11,332	10,901	13,155	12,555
Adjusted Capitalization (5)	13,312	13,126	12,403	14,708	14,062

Debt to Capital (8)
Debt to Capital (6)	26.2%	26.2%	27.2%	23.1%	24.2%
Financial leverage ratio (3)(7)	29.5%	30.2%	32.4%	28.2%	29.7%

(1) Includes operating leases, capital leases, and unfunded pension plan after-tax.
(2) Includes Preferred stock par value and additional paid-in-capital.
(3) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer to the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 38 of this document.

(4) Includes Total Financial Debt and Total Voya Financial Inc. Shareholders' Equity.
(5) This measure is a Non-GAAP financial measure. Includes Total Financial Obligations and Total Shareholders' Equity.
(6) Total Financial Debt divided by Capitalization.
(7) Total Financial Obligations and Preferred equity divided by Adjusted Capitalization.
(8) First quarter 2021 results include impacts related to the close of the Individual Life Transaction for both the sold entities and the businesses that were ceded: Common Equity (Excluding AOCI) includes the investment gains, net of related intangible amortization and charges, due to the transfer of assets to the comfort trust; AOCI includes the reduction in unrealized gains and related intangible amortization and charges related to the transfer of assets to the comfort trust as well as the release of the AOCI related to the sold entities.

Voya Financial	Page 16 of 51

Consolidated Assets Under Management, Assets Under Administration and Advisement

As of September 30, 2021
(in millions USD)	General Account	Separate Account	Institutional/Mutual Funds	Total AUM - Assets Under Management(2)	AUA - Assets Under Administration & Advisement(3)	Total AUM and AUA(2)

Wealth Solutions(1)	33,519	91,396	78,781	203,696	320,770	524,466
Investment Management	39,049	29,945	183,739	252,733	60,666	313,399
Health Solutions	1,924	17	—	1,941	—	1,941
Eliminations/Other	(35,443)	(24,564)	(11,319)	(71,326)	(50,956)	(122,282)
Total AUM and AUA(2)	39,049	96,794	251,201	387,044	330,480	717,524

(1) Includes wrapped funds as well as unwrapped Voya-managed funds.
(2) Includes AUM balances related to businesses that have been exited through reinsurance or divestments, for which a substantial portion of the assets is still being managed by the Investment Management segment and reported as part of that segment’s Institutional/Mutual Funds AUM.

(3) AUA includes Assets Under Advisement. Wealth Solutions Assets under Administration and Advisement includes Recordkeeping, Stable Value investment-only wrap, Brokerage and Investment Advisory assets. Investment Management Assets under Administration and Advisement includes Mutual Fund, Institutional, Stable Value and General Account assets where only advisement, administrative or ancillary services are performed.

Wealth Solutions

Voya Financial	Page 18 of 51

Wealth Solutions Sources of Normalized Adjusted Operating Earnings and Key Metrics

	Three Months Ended or As of					Year-to-Date or As of
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Sources of operating earnings before income taxes:
Gross investment income (normalized)	390	391	398	408	399	1,178	1,188
Investment expenses	(20)	(20)	(20)	(20)	(19)	(60)	(57)
Credited interest	(222)	(218)	(216)	(235)	(233)	(656)	(696)
Net margin	148	153	162	153	147	462	435
Other investment income (normalized) (1)	52	52	44	39	41	148	134
Investment spread and other investment income (normalized)	200	205	205	192	188	610	569
Full service fee based revenue	172	165	156	150	140	492	395
Recordkeeping and Other fee based revenue	114	122	125	125	112	362	324
Total fee based margin	286	287	281	275	251	855	717
Net underwriting gain (loss) and other revenue	—	(5)	(4)	(5)	(4)	(9)	(9)
Administrative expenses	(222)	(212)	(219)	(210)	(198)	(653)	(642)
Net Commissions	(66)	(63)	(61)	(58)	(57)	(191)	(162)
DAC/VOBA and other intangibles amortization, excluding unlocking	(33)	(31)	(30)	(30)	(29)	(94)	(70)
Normalized adjusted operating earnings before income taxes	165	181	171	164	152	517	405
Prepayment fees and alternative investment income above (below) long-term expectations	147	96	81	64	45	323	(41)
DAC/VOBA and other intangibles unlocking (2)	7	18	2	30	(172)	28	(179)
Adjusted operating earnings before income taxes (3)	319	295	255	258	25	869	185
Adjusted Return on Capital (4)	23.3%	20.9%	15.5%	13.0%	11.8%	23.3%	11.8%
Full Service Revenue (5)
Full Service Investment Spread and other investment income	332	287	275	240	218	894	502
Full Service Fee Based Revenue	172	165	156	150	140	492	395
Total Full Service Revenue	504	452	431	390	358	1,386	897
Client Assets
Spread Based	33,519	33,212	33,397	34,712	34,382	33,519	34,382
Fee Based	421,644	424,664	399,971	379,840	346,516	421,644	346,516
Retail Client Assets (6)	27,974	28,058	64,575	62,842	59,739	27,974	59,739
Defined Contribution Investment-only Stable Value	41,329	41,901	42,441	42,864	41,909	41,329	41,909
Total Client Assets	524,466	527,835	540,383	520,258	482,546	524,466	482,546

(1) Includes investment income on assets backing surplus and income from policy loans.
(2) Includes $2M loss recognition in Q3 2021 and $10 million reserve adjustment related to loss recognition in Q3 2020.
(3) For a reconciliation to the adjusted operating earnings presentation on pages 11 and 12, see page 43 in the Reconciliation section of this document.
(4) Adjusted Return on Capital calculated using trailing twelve months.
(5) Excludes Net underwriting gain (loss) and other revenue.
(6) The June 30, 2021 balance for Retail Client Assets reflects approximately a $38 billion reduction in assets related to the sale of our Financial Planning Channel on June 9, 2021.

Voya Financial	Page 19 of 51

Wealth Solutions Client Assets Rollforward by Product Group

	Three Months Ended					Year-to-Date
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Full service - Corporate markets
Client Assets, beginning of period	95,336	89,999	86,581	77,915	72,658	86,581	73,497
Transfers / Single deposits	1,925	1,164	1,915	1,612	1,605	5,003	3,605
Recurring deposits	2,003	1,994	2,227	1,721	1,714	6,223	5,462
Total Deposits	3,928	3,157	4,142	3,333	3,319	11,226	9,067
Surrenders, benefits, and product charges	(3,340)	(2,969)	(3,458)	(3,226)	(2,386)	(9,768)	(7,242)
Net Flows	587	188	683	108	933	1,458	1,826
Interest credited and investment performance	(467)	5,150	2,734	8,559	4,324	7,417	2,593
Client Assets, end of period - Corporate markets	95,456	95,336	89,999	86,581	77,915	95,456	77,915

Full service - Tax-exempt markets
Client Assets, beginning of period	85,179	81,180	78,831	74,753	68,926	78,831	70,109
Transfers / Single deposits	415	493	1,038	429	3,059	1,945	3,897
Recurring deposits	955	964	995	955	921	2,915	2,922
Total Deposits	1,371	1,457	2,033	1,384	3,980	4,860	6,819
Surrenders, benefits, and product charges	(1,603)	(1,407)	(1,848)	(3,820)	(1,383)	(4,858)	(4,713)
Net Flows	(232)	50	185	(2,436)	2,597	3	2,106
Interest credited and investment performance	(17)	3,948	2,164	6,514	3,231	6,095	2,539
Client Assets, end of period - Tax-exempt markets	84,929	85,179	81,180	78,831	74,753	84,929	74,753

Full Service - Total
Client Assets, beginning of period	180,515	171,179	165,412	152,668	141,584	165,412	143,606
Transfers / Single deposits	2,340	1,657	2,953	2,041	4,664	6,948	7,502
Recurring deposits	2,958	2,958	3,222	2,676	2,635	9,138	8,384
Total Deposits	5,299	4,614	6,175	4,717	7,299	16,086	15,886
Surrenders, benefits, and product charges	(4,943)	(4,376)	(5,306)	(7,046)	(3,769)	(14,626)	(11,955)
Net Flows	355	238	868	(2,328)	3,530	1,461	3,932
Interest credited and investment performance	(484)	9,098	4,898	15,073	7,555	13,512	5,132
Client Assets, end of period - Full Service Total	180,385	180,515	171,179	165,412	152,668	180,385	152,668

Full Service - Client Assets
Fee-based	147,378	147,835	138,326	132,531	120,121	147,378	120,121
Spread-based	33,006	32,679	32,853	32,881	32,547	33,006	32,547
Client Assets, end of period - Full Service Total	180,385	180,515	171,179	165,412	152,668	180,385	152,668

Voya Financial	Page 20 of 51

Wealth Solutions Client Assets Rollforward by Product Group

	Three Months Ended					Year-to-Date
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Recordkeeping
Client Assets, beginning of period	276,829	261,645	247,309	226,396	195,361	247,309	195,154
Transfers / Single deposits	638	1,256	5,725	1,795	22,627	7,619	29,970
Recurring deposits	3,865	4,113	4,660	3,643	3,349	12,638	11,341
Total Deposits	4,503	5,369	10,385	5,439	25,976	20,257	41,311
Surrenders, benefits, and product charges	(6,256)	(6,124)	(6,860)	(7,384)	(5,519)	(19,241)	(14,869)
Net Flows	(1,753)	(755)	3,525	(1,945)	20,457	1,016	26,442
Interest credited and investment performance	(810)	15,939	10,811	22,858	10,578	25,940	4,800
Client Assets, end of period - Recordkeeping	274,265	276,829	261,645	247,309	226,396	274,265	226,396

Total Defined Contribution (1)
Client Assets, beginning of period	457,343	432,823	412,721	379,063	336,943	412,721	338,758
Transfers / Single deposits	2,978	2,912	8,677	3,836	27,291	14,567	37,474
Recurring deposits	6,823	7,071	7,882	6,320	5,984	21,776	19,724
Total Deposits	9,801	9,983	16,559	10,156	33,275	36,343	57,198
Surrenders, benefits, and product charges	(11,199)	(10,500)	(12,167)	(14,429)	(9,288)	(33,866)	(26,824)
Net Flows	(1,398)	(517)	4,392	(4,273)	23,987	2,477	30,374
Interest credited and investment performance	(1,295)	25,037	15,710	37,931	18,133	39,452	9,931
Client Assets, end of period - Total Defined Contribution	454,650	457,343	432,823	412,721	379,063	454,650	379,063

Defined Contribution Investment-only Stable Value (SV) (2)
Assets, beginning of period	41,902	42,442	42,864	41,908	40,784	42,864	36,374
Transfers / Single deposits	127	133	630	1,653	1,008	890	4,463
Recurring deposits	136	114	173	211	205	423	1,202
Total Deposits	262	247	803	1,864	1,213	1,312	5,665
Surrenders, benefits, and product charges	(982)	(749)	(959)	(1,103)	(639)	(2,690)	(2,135)
Net Flows	(719)	(502)	(156)	761	574	(1,378)	3,530
Interest credited and investment performance	148	(38)	(266)	195	550	(156)	2,004
Assets, end of period - Defined Contribution Investment-only SV	41,329	41,902	42,442	42,864	41,908	41,329	41,908

Retail Client Assets (3)	27,980	28,064	64,581	62,848	59,745	27,980	59,745

Other Assets (4)	507	527	538	1,825	1,828	507	1,828

Total Client Assets	524,466	527,835	540,383	520,258	482,546	524,466	482,546

(1) Total of Full Service and Recordkeeping
(2) Includes Stable Value Investment-only Wrap and Stable Value Separate Accounts.
(3) Includes assets of our Retail Wealth Management business, as well as assets in a proprietary IRA mutual fund product that is distributed by both VFA (affiliated) and non-affiliated advisors. The reduction in the June 30, 2021 balance reflects approximately a $38 billion reduction in assets related to the sale of our Financial Planning Channel on June 9, 2021.

(4) Includes other guaranteed payout products.

Investment Management

Voya Financial	Page 22 of 51

Investment Management Sources of Normalized Adjusted Operating Earnings

	Three Months Ended					Year-to-Date
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020

Sources of operating earnings before income taxes:
Investment capital and other investment income (normalized)	8	7	6	6	5	21	17
Fee based margin(1)	172	165	162	217	157	499	469
Administrative expenses(2)	(138)	(127)	(137)	(145)	(126)	(402)	(361)
Normalized adjusted operating earnings before income taxes	42	45	30	78	36	117	124
Prepayment fees and alternative investment income above (below) long-term expectations	21	20	22	12	11	63	(18)
Adjusted operating earnings before income taxes(3)	63	66	52	90	47	180	106

Fee based margin(1)
Investment advisory and administrative revenue	167	163	158	160	154	488	459
Other fee based margin	5	2	4	57	3	11	10
Fee based margin (normalized)	172	165	162	217	157	499	469

(1) Includes mutual fund third party distribution revenues which are reported net of distribution expenses, consistent with the U.S. GAAP presentation.
(2) Includes expenses attributable to investment capital results above (below) long-term expectations.
(3) For a reconciliation to the adjusted operating earnings presentation on pages 11 and 12, see page 44 in the Reconciliation section of this document.

Voya Financial	Page 23 of 51

Investment Management Analysis of AUM and AUA

	Three Months Ended					Year-to-Date
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Client Assets:
External Clients
Institutional	138,332	138,005	134,460	111,964	110,019	138,332	110,019
Retail	75,352	77,007	75,382	75,116	70,367	75,352	70,367
Subtotal External Clients	213,684	215,013	209,842	187,080	180,385	213,684	180,385
General Account	39,049	38,425	38,708	58,421	57,815	39,049	57,815
Total Client Assets (AUM)	252,733	253,438	248,550	245,501	238,200	252,733	238,200
Assets under Advisement and Administration (AUA)	60,666	61,893	60,930	56,179	53,241	60,666	53,241
Total AUM and AUA	313,399	315,331	309,480	301,680	291,441	313,399	291,441

Investment Advisory and Administrative Revenues (1)
External Clients
Institutional	83	80	79	72	69	242	200
Retail	58	57	53	54	51	168	158
Subtotal External Clients	141	137	132	126	121	410	359
General Account	20	21	21	29	29	62	87
Total Investment Advisory and Administrative Revenues (AUM)	161	158	153	155	150	472	446
Administration Only Fees	6	5	5	5	4	16	13
Total Investment Advisory and Administrative Revenues	167	163	158	160	154	488	459

Revenue Yield (bps) (1)
External Clients
Institutional	23.9	23.5	23.2	26.0	25.6	23.5	26.2
Retail	30.1	29.6	28.4	30.1	29.9	29.4	30.9
Revenue Yield on External Clients	26.1	25.7	25.1	27.6	27.3	25.6	28.0
General Account	21.2	21.3	21.9	20.2	20.5	21.5	20.4
Revenue Yield on Client Assets (AUM)	25.4	25.0	24.6	25.8	25.6	25.0	26.1
Revenue Yield on Advisement and Administrative Only Assets (AUA)	3.9	3.5	3.5	3.7	3.5	3.6	3.5
Total Revenue Yield on AUM and AUA (bps)	21.2	20.8	20.5	21.8	21.6	20.8	22.0

Revenue Yield on Client Assets (AUM) - trailing twelve months	25.4	25.3	25.3	26.1	26.5	25.4	26.5

(1) Investment Advisory and Administrative Revenues and resulting Revenue Yields exclude any performance fees.

Voya Financial	Page 24 of 51

Investment Management Account Rollforward by Source

	Three Months Ended					Year-to-Date
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Institutional AUM:
Beginning of period AUM	138,005	134,460	111,964	110,019	105,573	111,964	94,424
Inflows	5,419	4,089	3,414	4,177	5,046	12,921	17,923
Outflows	(5,846)	(3,421)	(3,419)	(4,195)	(3,106)	(12,686)	(7,864)
Subtotal Investment Management Sourced Institutional Net Flows (1)	(427)	668	(5)	(18)	1,941	236	10,059
Affiliate Sourced Institutional Inflows	450	414	632	864	600	1,496	2,968
Affiliate Sourced Institutional Outflows	(775)	(643)	(755)	(1,409)	(524)	(2,173)	(1,850)
Subtotal Affiliate Sourced Net Flows	(326)	(228)	(123)	(545)	76	(677)	1,118
Net flows- Institutional AUM (1)	(753)	440	(128)	(563)	2,016	(441)	11,177
Net Money Market Flows	—	—	—	—	55	—	55
Change in Market Value	509	3,395	(2,561)	3,331	2,579	1,344	3,531
Other (Including Acquisitions / Divestitures) (2)	571	(290)	25,185	(823)	(204)	25,466	832
End of period AUM- Institutional	138,332	138,005	134,460	111,964	110,019	138,332	110,019
Organic Growth (Net Flows/Beginning of period AUM) (1)	-0.5%	0.3%	-0.1%	-0.5%	1.7%	-0.4%	11.8%
Market Growth %	0.4%	2.5%	-2.3%	3.0%	2.4%	1.2%	3.7%
Retail AUM:
Beginning of period AUM	77,008	75,382	75,116	70,367	67,359	75,116	72,398
Inflows	1,536	1,636	2,215	1,861	1,958	5,387	6,550
Outflows	(1,444)	(1,404)	(2,102)	(1,605)	(1,589)	(4,950)	(6,508)
Sub-advised Retail Net Flows	(6)	(2)	(1)	(5)	(21)	(9)	(181)
Subtotal Investment Management Sourced Retail Net Flows	86	230	113	251	348	429	(139)
Affiliate Sourced Retail Inflows	530	515	737	501	623	1,782	1,952
Affiliate Sourced Retail Outflows	(957)	(936)	(1,102)	(1,804)	(962)	(2,994)	(3,001)
Subtotal Affiliate Sourced Retail Net Flows (3)	(427)	(422)	(365)	(1,303)	(339)	(1,213)	(1,049)
Net Flows from Divested Businesses	(708)	(710)	(795)	(679)	(605)	(2,213)	(1,827)
Net flows- Retail AUM	(1,049)	(901)	(1,047)	(1,731)	(596)	(2,997)	(3,015)
Net Money Market Flows	(43)	(101)	(157)	(1)	32	(301)	354
Change in Market Value	57	4,047	1,604	6,522	3,632	5,708	1,855
Other (Including Acquisitions / Divestitures)	(621)	(1,419)	(134)	(41)	(61)	(2,174)	(1,226)
End of period AUM- Retail	75,352	77,008	75,382	75,116	70,367	75,352	70,366
Retail Organic Growth excluding Net Flows from Divested Businesses and Sub-advisor Replacements (Net Flows / Beginning of period AUM)	-0.4%	-0.3%	-0.3%	-1.5%	—%	-1.0%	-1.6%
Market Growth %	0.1%	5.4%	2.1%	9.3%	5.4%	7.6%	2.6%

Total Investment Management Sourced Net Flows (1)	(341)	899	107	233	2,289	664	9,920
Affiliate Sourced Net Flows (3)	(753)	(650)	(487)	(1,847)	(264)	(1,890)	69
Net Flows from Divested Businesses	(708)	(710)	(795)	(679)	(605)	(2,213)	(1,827)
Total Net Flows (1)	(1,802)	(461)	(1,175)	(2,293)	1,420	(3,438)	8,162
Net Flows excluding Net Flows from Divested Businesses and Sub-advisor Replacements (1)	(1,094)	249	(380)	(1,614)	2,025	(1,225)	9,989
Total External Clients Organic Growth (Net Flows excluding Divested Businesses and Sub-advisor Replacement / Beginning period AUM) (1)	-0.5%	0.1%	-0.2%	-0.9%	1.2%	-0.7%	6.0%

(1) Starting Q1 2021, amounts exclude liquidity related cash flow activities. Historical periods presented have been revised to conform with this presentational change.
(2) Starting Q1 2021, amounts include liquidity related cash flow activities. Historical periods presented have been revised to conform with this presentational change.
(3) Includes Wealth Solutions distribution of Voya Investment Management retail funds.

Voya Financial	Page 25 of 51

Investment Management Account Value by Asset Type

	Balances as of
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Institutional
Equity	24,365	24,693	23,485	23,576	22,197
Fixed Income	113,968	113,312	110,975	88,388	87,822
Real Estate	—	—	—	—	—
Money Market	—	—	—	—	—
Total	138,332	138,005	134,460	111,964	110,019
Retail
Equity	46,144	47,518	45,935	45,310	41,285
Fixed Income	27,682	27,929	27,789	28,005	27,309
Real Estate	—	—	—	—	—
Money Market	1,526	1,560	1,658	1,801	1,773
Total	75,352	77,007	75,382	75,116	70,367
General Account
Equity	377	425	418	320	451
Fixed Income	37,752	37,253	37,522	56,855	56,254
Real Estate	—	—	—	—	—
Money Market	920	748	767	1,246	1,110
Total	39,049	38,425	38,707	58,421	57,815
Combined Asset Type
Equity	70,885	72,636	69,838	69,205	63,933
Fixed Income	179,401	178,495	176,287	173,249	171,384
Real Estate	—	—	—	—	—
Money Market	2,446	2,308	2,425	3,047	2,883
Total	252,733	253,438	248,550	245,501	238,200

Total Specialty Assets	75,591	73,729	73,013	73,279	72,064
% of Specialty Assets / Total AUM	29.9%	29.1%	29.4%	29.9%	30.3%

Total Wealth Assets	112,941	113,309	109,498	109,592	105,757
% of Wealth Assets / Total AUM	44.7%	44.7%	44.1%	44.6%	44.4%

Health Solutions

Voya Financial	Page 27 of 51

Health Solutions Sources of Normalized Adjusted Operating Earnings

	Three Months Ended					Year-to-Date
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Sources of operating earnings before income taxes:
Gross investment income (normalized)	24	21	22	23	23	67	69
Investment expenses	(1)	(1)	(1)	(1)	(1)	(3)	(3)
Credited interest	(14)	(14)	(14)	(13)	(14)	(42)	(42)
Net margin	9	7	8	9	8	24	24
Other investment income (normalized)	9	9	8	4	6	26	17
Investment spread and other investment income (normalized)	18	16	16	13	14	51	41
Net underwriting gain (loss) and other revenue	168	162	137	143	149	467	458
Administrative expenses	(79)	(76)	(74)	(67)	(66)	(229)	(201)
Net commissions	(43)	(44)	(42)	(42)	(41)	(129)	(126)
DAC/VOBA and other intangibles amortization, excluding unlocking	(7)	(6)	(6)	(4)	(6)	(20)	(15)
Normalized adjusted operating earnings before income taxes	57	52	31	43	51	140	157
Prepayment fees and alternative investment income above (below) long-term expectations	14	11	6	7	6	32	(3)
DAC/VOBA and other intangibles unlocking	—	—	—	—	—	—	—
Adjusted operating earnings before income taxes (1)	71	63	37	50	56	171	154
Adjusted Return on Capital (2)	34.5%	31.4%	26.8%	30.2%	31.0%	34.5%	31.0%

Group life:
Premiums	139	135	136	132	133	410	396
Benefits	(132)	(119)	(137)	(109)	(109)	(388)	(323)
Other (3)	—	(1)	(7)	(3)	(1)	(8)	(4)
Total Group life	7	15	(8)	20	23	14	69
Group Life Loss Ratio (Interest adjusted)	95.6%	88.2%	100.7%	82.3%	81.9%	94.9%	81.3%
Group stop loss:
Premiums	291	295	291	264	268	877	798
Benefits	(226)	(231)	(220)	(210)	(214)	(677)	(615)
Other (3)	(1)	(1)	(2)	(1)	(1)	(4)	(3)
Total Group stop loss	64	63	69	53	53	196	180
Stop loss Loss Ratio	77.5%	78.2%	75.6%	79.6%	79.8%	77.1%	77.1%
Voluntary Benefits, Disability, and Other	97	83	76	70	73	256	206

Net underwriting gain (loss) and other revenue
Premiums	564	562	561	512	516	1,687	1,550
Benefits	(399)	(400)	(413)	(364)	(364)	(1,212)	(1,087)
Other (3)	2	—	(10)	(5)	(2)	(8)	(7)
Total Net underwriting gain (loss) and other revenue	168	162	137	143	149	467	458
Total Aggregate Loss Ratio (2)	71.6%	71.6%	71.8%	70.4%	69.7%	71.6%	69.7%

(1) For a reconciliation to the adjusted operating earnings presentation on pages 11 and 12, see page 44 in the Reconciliation section of this document.
(2) Adjusted Return on Capital and Total Aggregate Loss Ratio are calculated using Trailing twelve months.
(3) Includes service fees, dividends, interest expenses, and other miscellaneous expenses. The Loss Ratio calculation does not include Other.

Voya Financial	Page 28 of 51

Health Solutions Key Metrics

	Three Months Ended or As of					Year-to-Date or As of
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020

Sales by Product Line:
Group life and Disability	18	21	60	6	11	99	113
Stop loss	24	20	297	15	35	341	293
Voluntary	11	29	81	5	8	122	129
Total sales by product line	53	70	438	26	54	561	535

Total gross premiums and deposits	611	602	607	557	554	1,820	1,677

Annualized In-force Premiums by Product Line:
Group life and Disability	771	749	730	714	702	771	702
Stop loss	1,184	1,191	1,182	1,096	1,091	1,184	1,091
Voluntary	561	550	554	472	474	561	474
Total annualized in-force premiums	2,515	2,490	2,466	2,282	2,267	2,515	2,267

Assets Under Management by Fund Group
General account	1,924	1,888	1,817	1,821	1,864	1,924	1,864
Separate account	17	17	17	16	15	17	15
Total AUM	1,941	1,905	1,834	1,837	1,879	1,941	1,879

Corporate

Voya Financial	Page 30 of 51

Corporate Adjusted Operating Earnings

	Three Months Ended					Year-to-Date
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020

Interest expense (excluding Preferred stock dividends)(1)	(42)	(41)	(42)	(44)	(43)	(125)	(130)
Preferred stock dividends	(14)	(4)	(14)	(4)	(14)	(32)	(32)
Amortization of intangibles	(2)	(2)	(2)	(2)	(6)	(6)	(23)
Stranded costs net of TSA revenue(2)	3	(8)	(13)	—	—	(18)	—
Other	(10)	(16)	—	(9)	9	(26)	33
Normalized adjusted operating earnings before income taxes	(65)	(71)	(71)	(59)	(54)	(207)	(152)
Individual Life transaction, stranded costs, pre-close(2)	—	—	—	(35)	(34)	—	(102)
Adjusted operating earnings before income taxes	(65)	(71)	(71)	(94)	(88)	(207)	(254)

(1) Includes interest expense related to intercompany loans and other operating expenses related to financing agreements.
(2) For periods ended on or prior to the closing of the Individual Life Transaction, Stranded Costs associated with the Individual Life Transaction where the corresponding revenue is now reported in discontinued operations or in businesses exited or to be exited through reinsurance or divestment were excluded for normalized adjusted operating earnings;  for periods after the closing of the Individual Life Transaction any remaining Stranded Costs and the associated revenues from TSAs are reported in normalized adjusted operating earnings.

Net Revenue, Adjusted Operating Margin,
and Administrative Expenses

Voya Financial	Page 32 of 51
Net Revenue and Adjusted Operating Margin

	Three Months Ended					Year-to-Date
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020

Net Revenue Excluding Notable Items

Wealth Solutions
Investment spread and other investment income	200	205	202	192	188	607	569
Fee based margin	286	287	281	275	251	854	723
Net underwriting gain (loss) and other revenue	—	(5)	(4)	(5)	(4)	(9)	(9)
Wealth Solutions Net Revenue	486	487	479	462	435	1,452	1,283

Investment Management
Investment capital and other investment income	8	7	6	6	5	21	17
Fee based margin	172	165	162	179	157	499	469
Investment Management Net Revenue	180	172	168	185	162	520	486

Health Solutions
Investment spread and other investment income	18	16	16	13	14	51	41
Net underwriting gain (loss) and other revenue	180	172	170	152	159	522	479
Health Solutions Net Revenue	198	188	186	165	173	572	520

Total Net Revenue Excluding Notable Items (1)	864	847	833	812	770	2,544	2,289

Adjusted Operating Earnings Excluding Notable Items
Wealth Solutions	183	181	168	164	147	532	423
Investment Management	46	48	34	56	38	128	117
Health Solutions	69	62	64	52	61	195	178
Total Adjusted Operating Earnings Excluding Corporate and Notable Items (1)	298	291	266	272	246	855	718
Corporate	(50)	(52)	(65)	(49)	(60)	(167)	(168)
Total Adjusted Operating Earnings Excluding Notable Items (1)	248	239	201	223	186	688	550

Adjusted Operating Margin Excluding Notable Items
Wealth Solutions (2)	37.7%	37.2%	35.1%	35.5%	33.8%	36.6%	33.0%
Investment Management (3)	25.6%	27.9%	20.2%	30.3%	23.5%	24.6%	24.1%
Health Solutions	34.8%	33.0%	34.4%	31.5%	35.3%	34.1%	34.2%
Total Adjusted Operating Margin Excluding Corporate and Notable Items	34.5%	34.4%	31.9%	33.5%	31.9%	33.6%	31.4%
Total Adjusted Operating Margin Including Corporate, Excluding Notable Items	28.7%	28.2%	24.1%	27.5%	24.2%	27.0%	24.0%

Adjusted Operating Margin Excluding Notable Items Trailing Twelve Months
Wealth Solutions (2)	36.4%	35.4%	34.7%	33.6%	33.3%
Investment Management (3)	26.1%	25.6%	24.9%	25.8%	24.9%
Health Solutions	33.5%	33.6%	33.8%	33.6%	34.1%
Total Adjusted Operating Margin Excluding Corporate and Notable Items	33.6%	33.0%	32.4%	31.9%	31.7%
Total Adjusted Operating Margin Including Corporate, Excluding Notable Items	27.1%	26.0%	25.3%	25.0%	24.4%

(1) See page 51 for Notable items.
(2) Wealth Solutions' prior period margins include $20 million to $30 million of annual pre-tax earnings related to the independent financial planning channel which was sold on June 9, 2021.
(3) Investment Management's prior period margins include $10 million to $15 million of annual pre-tax earnings related to assets that were transferred on January 4, 2021 as part of the Individual Life closing.

Voya Financial	Page 33 of 51
Administrative Expenses

	Three Months Ended					Year-to-Date
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020

Wealth Solutions	(222)	(212)	(219)	(210)	(198)	(653)	(642)
Investment Management	(138)	(127)	(137)	(145)	(126)	(402)	(361)
Health Solutions	(79)	(76)	(74)	(67)	(66)	(229)	(201)
Stranded costs net of TSA revenue (1)	3	(8)	(13)	—	—	(18)	—
Total Administrative Expenses (2)	(436)	(423)	(443)	(422)	(390)	(1,302)	(1,204)

(1) Includes Stranded Costs, net of associated TSA revenue, subsequent to the closing of the Individual Life Transaction.
(2) Excludes certain expenses reported in Corporate related to changes in incentive compensation accruals above (below) target performance, pension, and certain corporate expenses that are either short duration projects or expenses not expected to recur at the same level.

Investment Information

Voya Financial	Page 35 of 51
Portfolio Results GAAP Book Value, Gross Investment Income, and Earned Rate by Asset Class

	Three Months Ended or As of								Year-to-Date or As of
(in millions USD)	9/30/2021				6/30/2021				9/30/2021

Invested Assets
Book Values, Gross investment income and Earned rate(1)	Book Value	BV %	Gross Investment Income	Earned Rate (annualized)	Book Value	BV %	Gross Investment Income	Earned Rate (annualized)	Book Value	BV %	Gross Investment Income	Earned Rate (annualized)
Public corporate	13,565	33.0%	157	4.8%	13,168	33.0%	160	4.9%	13,565	33.0%	472	4.9%
Private credit	7,863	19.0%	86	4.4%	7,924	20.0%	89	4.5%	7,863	19.0%	270	4.5%
Securitized(2)(3)	10,147	25.0%	102	4.2%	9,834	24.0%	102	4.2%	10,147	25.0%	310	4.2%
Commercial mortgage loans	5,552	13.0%	56	4.1%	5,565	14.0%	57	4.1%	5,552	13.0%	169	4.1%
Municipals	921	2.0%	9	4.0%	885	2.0%	9	4.0%	921	2.0%	26	4.0%
Short-term / Treasury	802	2.0%	9	4.3%	783	2.0%	8	4.4%	802	2.0%	25	4.4%
Equity securities	362	1.0%	5	5.5%	426	1.0%	6	5.4%	362	1.0%	16	5.6%
Policy loans	402	1.0%	7	7.0%	413	1.0%	5	5.3%	402	1.0%	18	5.9%
Derivatives	(11)	—%	3	N/A	(11)	—%	2	N/A	(11)	—%	8	N/A
Book Values and Gross Investment Income before variable components	39,604	96.0%	434	4.5%	38,986	96.0%	438	4.6%	39,604	96.0%	1,313	4.6%

Book Values and Gross Investment Income on variable components
Limited partnership	1,648	4.0%	184	59.0%	1,510	4.0%	135	43.1%	1,648	4.0%	435	50.2%
Prepayment / Other fee income	N/A		23	0.2%	N/A	N/A	16	0.2%	N/A	—%	50	0.2%
Book Values and Gross Investment Income (variable)	1,648	4.0%	207		1,510	4.0%	151	N/A	1,648	4.0%	484
Total Book Values and Gross Investment Income reflected in Adjusted Operating Earnings	41,251	100.0%	641	6.5%	40,496	100.0%	589	6.0%	41,251	100.0%	1,797	6.1%

(1) Table represents annualized yield for Voya's General Account assets. Investment results related to businesses exited through reinsurance or divestment, and other miscellaneous items are excluded.
(2) Includes operating investment income from CMO-B portfolio assets, including derivatives.
(3) For CMO-B securities subject to the fair value option, operating investment income is determined by applying the prospective cash flow yield. Other income attributable to market value changes are excluded.

Voya Financial	Page 36 of 51
Portfolio Results Statutory Carrying Values by Asset Class and NAIC Ratings

	Three Months Ended or As of (2)
(in millions USD)	6/30/2021		03/31/2021		12/31/2020

Statutory Carrying Value(1)	Statutory Value	SV %	Statutory Value	SV %	Statutory Value	SV %
Public corporate	13,367	33.0%	13,227	33.0%	12,297	31.0%
Private credit	7,824	19.0%	7,970	20.0%	8,226	21.0%
Securitized	9,673	24.0%	9,675	24.0%	9,873	25.0%
Municipals	885	2.0%	848	2.0%	814	2.0%
Short-term / Treasury	888	2.0%	888	2.0%	889	2.0%
Total Fixed maturities	32,637	81.0%	32,607	81.0%	32,100	82.0%
Commercial mortgage loans	5,564	14.0%	5,613	14.0%	5,581	14.0%
Limited partnership	1,510	4.0%	1,447	4.0%	1,183	3.0%
Equity securities	473	1.0%	547	1.0%	356	1.0%
Total	40,183	100.0%	40,213	100.0%	39,220	100.0%

NAIC Ratings
Fixed Maturities:
NAIC 1	16,377	50.0%	16,394	50.3%	16,626	52.0%
NAIC 2	14,382	44.0%	14,328	43.9%	13,676	43.0%
NAIC 3 and below	1,878	6.0%	1,886	5.8%	1,798	6.0%
Total Fixed maturities	32,637	100.0%	32,607	100.0%	32,100	100.0%

Commercial Mortgage Loans:
CML 1	4,731	85.0%	4,826	86.0%	4,854	87.0%
CML 2	743	13.0%	692	12.0%	676	12.0%
CML 3 and below	89	2.0%	94	2.0%	51	1.0%
Total Commercial mortgage loans	5,564	100.0%	5,613	100.0%	5,581	100.0%

(1) General Account Portfolio represents pro-forma statutory carrying value weights, post Life Transaction view, for Voya’s ongoing operating insurance companies (RLI, RNY, and VRIAC).
(2) Presented one quarter in arrears based on the timing of our statutory filings.

Voya Financial	Page 37 of 51
Alternative Investment Income

	Three Months Ended					Year-to-Date
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Wealth Solutions
Average alternative investments	1,439	1,366	1,127	880	852	1,311	877
Alternative investment income	166	122	107	80	62	395	27
Investment Management
Average alternative investments	331	307	262	262	242	303	229
Alternative investment income	28	27	28	18	16	84	(3)
Health Solutions
Average alternative investments	145	152	85	100	100	127	98
Alternative investment income	17	14	8	9	7	39	4

Table above excludes alternative investments that are reflected in businesses exited or to be exited and in discontinued operations.

Reconciliations

Voya Financial	Page 39 of 51

Reconciliation of Consolidated Statements of Operations

	Three Months Ended					Year-to-Date
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020

Revenues
Net investment income	731	656	714	825	800	2,101	2,084
Fee income	487	436	458	550	507	1,381	1,476
Premiums	573	516	(4,987)	597	604	(3,898)	1,819
Net realized capital gains (losses)	(103)	(37)	1,742	(61)	(70)	1,602	(304)
Other revenues	46	374	110	146	90	530	263
Income (loss) related to consolidated investment entities	275	558	6	167	140	839	87
Total revenues	2,009	2,503	(1,957)	2,224	2,071	2,555	5,425

Benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(714)	(686)	4,190	(923)	(1,299)	2,790	(3,178)
Operating expenses	(642)	(706)	(602)	(741)	(630)	(1,950)	(1,913)
Net amortization of DAC/VOBA	(190)	(26)	(539)	(16)	(241)	(755)	(336)
Interest expense	(39)	(39)	(49)	(39)	(40)	(127)	(120)
Operating expenses related to consolidated investment entities	(13)	(18)	(5)	(10)	(6)	(36)	(21)
Total benefits and expenses	(1,598)	(1,475)	2,995	(1,729)	(2,216)	(78)	(5,568)
Income (loss) from continuing operations before income taxes	411	1,028	1,038	495	(145)	2,477	(143)
Less:
Net investment gains (losses) and related charges and adjustments	(1)	29	38	(41)	29	66	63
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	(3)	(5)	10	58	16	2	(36)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(173)	247	725	46	(342)	798	(387)
Income (loss) attributable to noncontrolling interests	214	447	—	124	106	661	33
Income (loss) on early extinguishment of debt	—	—	(10)	—	—	(10)	—
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	—	—	—	2	—	—	—
Dividend payments made to preferred shareholders	14	4	14	4	14	32	32
Other adjustments	(28)	(46)	(11)	(2)	(8)	(86)	(39)
Adjusted operating earnings before income taxes	388	353	273	304	40	1,014	190

Voya Financial	Page 40 of 51

Reconciliation of Adjusted Operating Revenues

	Three Months Ended					Year-to-Date
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020

Total revenues	2,009	2,503	(1,957)	2,224	2,071	2,555	5,425

Less:
Net realized investment gains (losses) and related charges and adjustments	(5)	(71)	32	(47)	27	(44)	60
Gain (loss) on change in fair value of derivatives related to guaranteed benefits	(3)	(5)	10	58	16	2	(36)
Revenues (losses) related to business exited or to be exited through reinsurance or divestment	57	296	(3,709)	419	399	(3,356)	1,075
Revenues (loss) attributable to noncontrolling interests	228	464	5	156	116	697	59
Other adjustments	44	205	109	99	80	358	212
Total adjusted operating revenues	1,689	1,614	1,595	1,539	1,434	4,898	4,056

Adjusted operating revenues by segment
Wealth Solutions	857	807	782	763	718	2,446	1,954
Investment Management	200	193	190	235	173	582	467
Health Solutions	606	591	600	540	541	1,796	1,615
Corporate	25	24	24	1	2	73	20
Total adjusted operating revenues	1,689	1,614	1,595	1,539	1,434	4,898	4,056

Voya Financial	Page 41 of 51

Reconciliation of Adjusted Operating Earnings - excluding Unlocking; Adjusted Return on Capital (1)

	Twelve Months Ended (1)
(in millions USD, unless otherwise indicated)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020

Wealth Solutions
Adjusted operating earnings before income taxes	1,127	833	575	443	347
Less:
DAC/VOBA and other intangibles unlocking	57	(122)	(131)	(149)	(189)
Adjusted Operating Earnings - excluding Unlocking before interest	1,070	955	706	592	536
Income tax expense	184	159	104	79	64
Adjusted Operating Earnings - excluding Unlocking before interest and after income taxes	886	797	602	513	472

Adjusted Operating effective tax rate, excluding Unlocking (2)	17.8%	17.4%	17.1%	16.1%	15.2%
Adjusted Operating effective tax rate, excluding Unlocking - Trailing Twelve Months	17.2%	16.6%	14.8%	13.4%	11.9%
Average Capital	3,799	3,817	3,875	3,937	3,993
Ending Capital	3,806	3,754	3,703	3,937	3,795
Adjusted Return on Capital	23.3%	20.9%	15.5%	13.0%	11.8%

Investment Management
Adjusted Operating Earnings - excluding Unlocking before interest	271	255	210	197	166
Income tax expense	57	54	44	41	35
Adjusted Operating Earnings - excluding Unlocking before interest and after income taxes	214	201	166	156	131

Adjusted Operating effective tax rate, excluding Unlocking (2)	21.0%	21.0%	21.0%	21.0%	21.0%
Adjusted Operating effective tax rate, excluding Unlocking - Trailing Twelve Months	21.0%	21.0%	21.0%	21.0%	21.0%
Average Capital	374	360	347	332	321
Ending Capital	400	373	381	373	340
Adjusted Return on Capital	57.4%	55.9%	47.7%	47.6%	40.7%

(1) Due to rounding, trailing twelve month totals may not equal the sum of the quarters.
(2) We assume a 21% tax rate on segment Adjusted operating earnings, excluding unlocking, less the estimated benefit of the dividends received deduction in our Wealth Solutions segment.

Voya Financial	Page 42 of 51

Reconciliation of Adjusted Operating Earnings - excluding Unlocking; Adjusted Return on Capital (1)

	Twelve Months Ended (1)
(in millions USD, unless otherwise indicated)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020

Health Solutions
Adjusted operating earnings before income taxes	221	206	179	204	208
Less:
DAC/VOBA and other intangibles unlocking	—	—	—	—	—
Adjusted Operating Earnings - excluding Unlocking before interest	221	206	179	204	208
Income tax expense	46	43	38	43	44
Adjusted Operating Earnings - excluding Unlocking before interest and after income taxes	175	163	141	161	164

Adjusted Operating effective tax rate, excluding Unlocking (2)	21.0%	21.0%	21.0%	21.0%	21.0%
Adjusted Operating effective tax rate, excluding Unlocking - Trailing Twelve Months	21.0%	21.0%	21.0%	21.0%	21.0%
Average Capital	507	519	529	533	546
Ending Capital	504	495	497	514	543
Adjusted Return on Capital	34.5%	31.4%	26.8%	30.2%	31.0%

(1) Due to rounding, trailing twelve month totals may not equal the sum of the quarters.
(2) We assume a 21% tax rate on segment Adjusted operating earnings, excluding unlocking, less the estimated benefit of the dividends received deduction in our Wealth Solutions segment.

Voya Financial	Page 43 of 51

Wealth Solutions Sources of Operating Earnings Reconciliation

	Page	Three Months Ended					Year-to-Date
(in millions USD)	Reference	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020

Net investment income and net realized gains (losses)	page 11/12	571	525	509	496	473	1,605	1,246
Reclass adjustments:
Credited Interest	page 18	(222)	(218)	(216)	(235)	(233)	(656)	(696)
Prepayment fees and alternative investment income above (below) long-term expectations	page 18	(147)	(96)	(81)	(64)	(45)	(323)	40
Other(1)		(2)	(6)	(7)	(5)	(7)	(16)	(21)
Investment spread and other investment income (normalized)	page 18	200	205	205	192	188	610	569

Fee income	page 11/12	272	262	252	242	222	786	635
Other revenue	page 11/12	14	20	21	24	23	55	65
Reclass adjustments:
Other(1)		—	5	8	9	6	14	17
Total fee based margin	page 18	286	287	281	275	251	855	717

Premiums	page 11/12	—	—	—	—	—	—	8
Interest credited and other benefits to contract owners/policyholders	page 11/12	(227)	(223)	(216)	(237)	(249)	(667)	(725)
Reclass adjustments:
Credited Interest	page 18	222	218	216	235	233	656	696
Loss Recognition	page 18	2	—	—	—	10	2	10
Other(1)		3	—	(4)	(3)	2	—	2
Net underwriting gain (loss) and other revenue	page 18	—	(5)	(4)	(5)	(4)	(9)	(9)

Operating expenses	page 11/12	(288)	(277)	(283)	(269)	(254)	(848)	(805)
Administration expenses and Net commissions	page 18	(288)	(275)	(280)	(268)	(255)	(844)	(804)

Net amortization of DAC/VOBA	page 11/12	(23)	(12)	(29)	1	(190)	(64)	(238)
Reclass adjustments:
DAC/VOBA and other intangibles unlocking	page 18	(7)	(18)	(2)	(30)	172	(28)	179
Loss Recognition	page 18	(2)	—	—	—	(10)	(2)	(10)
DAC/VOBA and other intangibles amortization, excluding unlocking	page 18	(33)	(31)	(30)	(30)	(29)	(94)	(70)

(1) Includes presentational reclasses primarily related to reinsurance and policy loans.

Voya Financial	Page 44 of 51

Investment Management and Health Solutions Sources of Operating Earnings Reconciliation

	Page	Three Months Ended					Year-to-Date
(in millions USD)	Reference	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Investment Management
Net investment income and net realized gains (losses)	page 11/12	28	27	28	18	16	84	(3)
Reclass adjustments:
Prepayment fees and alternative investment income above (below) long-term expectations	page 22	(21)	(20)	(22)	(12)	(11)	(63)	18
Investment spread and other investment income (normalized)	page 22	8	7	6	6	5	21	17

Fee income	page 11/12	167	163	158	160	154	488	459
Other revenue	page 11/12	5	3	3	57	4	11	12
Total fee based margin	page 22	172	165	162	217	157	499	469

Operating expenses	page 11/12	(138)	(127)	(137)	(145)	(126)	(402)	(361)
Administration expenses	page 22	(138)	(127)	(137)	(145)	(126)	(402)	(361)

Health Solutions
Net investment income and net realized gains (losses)	page 11/12	46	42	36	34	33	124	80
Reclass adjustments:
Credited Interest	page 27	(14)	(14)	(14)	(13)	(14)	(42)	(42)
Prepayment fees and alternative investment income above (below) long-term expectations	page 27	(14)	(11)	(6)	(7)	(6)	(32)	3
Investment spread and other investment income (normalized)	page 27	18	16	16	13	14	51	41

Fee income	page 11/12	19	15	15	15	15	50	46
Other revenue	page 11/12	(2)	(2)	(2)	(2)	(1)	(5)	(5)
Premiums	page 11/12	543	535	550	492	494	1,628	1,494
Interest credited and other benefits to contract owners/policyholders	page 11/12	(406)	(403)	(437)	(376)	(372)	(1,246)	(1,119)
Reclass adjustments:
Credited Interest	page 27	14	14	14	13	14	42	42
Net underwriting gain (loss) and other revenue	page 27	168	162	137	143	149	467	458

Operating expenses	page 11/12	(122)	(117)	(119)	(109)	(108)	(358)	(328)
Administration expenses and Net commissions	page 27	(122)	(120)	(116)	(109)	(107)	(358)	(327)

Net amortization of DAC/VOBA	page 11/12	(7)	(6)	(6)	(4)	(6)	(19)	(15)
DAC/VOBA and other intangibles amortization, excluding unlocking	page 27	(7)	(6)	(6)	(4)	(6)	(20)	(15)

Voya Financial	Page 45 of 51

Prepayments and Alternative Income Above (Below) Long-Term Expectations

	Three Months Ended					Twelve Months Ended
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020

Prepayments Above (Below) Long-term Expectations (1)
Wealth Solutions	13	5	(1)	4	2	21	3
Investment Management	—	—	—	—	—	—	—
Health Solutions	1	1	—	—	1	2	1
Total	14	6	(1)	4	3	23	4

Alternatives Above (Below) Long-term Expectations (1)
Wealth Solutions	134	91	82	59	43	366	(22)
Investment Management	21	20	22	12	11	75	(20)
Health Solutions	14	10	6	7	5	37	(2)
Total	169	121	110	78	59	478	(44)

Prepayments and Alternative Income Above (Below) Long-Term Expectations (1)
Wealth Solutions	147	96	81	64	45	388	(19)
Investment Management	21	20	22	12	11	75	(20)
Health Solutions	14	11	6	7	6	38	(1)
Total	182	127	109	83	61	501	(40)

(1) The amount by which Investment income from prepayment fees and alternative investments exceeds or is less than our long-term expectations reported on a pre-DAC basis.

Voya Financial	Page 46 of 51

Reconciliation of Normalized Adjusted Operating Earnings and Earnings Per Common Share (Diluted)

	Three Months Ended
(in millions except per share in whole dollars)	9/30/2021			6/30/2021			3/31/2021			12/31/2020			9/30/2020
	Pre-tax	After-tax	Per share (1)	Pre-tax	After-tax	Per share (1)	Pre-tax	After-tax	Per share (1)	Pre-tax	After-tax	Per share (1)	Pre-tax	After-tax	Per share (1)

Income (loss) available to Voya Financial, Inc.'s common shareholders		142	1.15		459	3.53		1,086	8.29		257	1.94		(332)	(2.64)
Plus: Net income (loss) attributable to noncontrolling interest		214	1.75		447	3.43		—	—		124	0.93		106	0.84
Less: Preferred stock dividends		(14)	(0.11)		(4)	(0.03)		(14)	(0.11)		(4)	(0.03)		(14)	(0.11)
Less: Income (loss) from discontinued operations		(1)	(0.01)		(6)	(0.04)		14	0.10		(57)	(0.43)		(140)	(1.11)
Income (loss) from continuing operations	411	371	3.03	1,028	916	7.04	1,038	1,086	8.30	495	442	3.33	(145)	(73)	(0.58)
Less:
Net investment gains (losses) and related charges and adjustments	(1)	(1)	(0.01)	29	23	0.18	38	30	0.23	(41)	(32)	(0.24)	29	23	0.18
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	(3)	(2)	(0.02)	(5)	(4)	(0.03)	10	8	0.06	58	46	0.35	16	12	0.10
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(173)	(137)	(1.12)	247	195	1.50	725	804	6.14	46	36	0.27	(342)	(270)	(2.09)
Net income (loss) attributable to noncontrolling interest	214	214	1.75	447	447	3.43	—	—	—	124	124	0.93	106	106	0.84
Income (loss) on early extinguishment of debt	—	—	—	—	—	—	(10)	(8)	(0.06)	—	—	—	—	—	—
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	—	—	—	—	—	—	—	—	—	2	2	0.01	—	—	—
Dividend payments made to preferred shareholders	14	14	0.11	4	4	0.03	14	14	0.11	4	4	0.03	14	14	0.11
Other adjustments	(28)	(33)	(0.27)	(46)	(35)	(0.27)	(11)	15	0.12	(2)	11	0.08	(8)	2	0.02
Adjustment due to antidilutive effect of net loss in the current period (2)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(0.03)
Adjusted operating earnings	388	315	2.57	353	287	2.20	273	223	1.70	304	251	1.90	40	39	0.30
Less:
DAC, VOBA and other intangibles unlocking	7	6	0.05	18	15	0.11	2	2	0.01	30	24	0.18	(172)	(136)	(1.05)
Prepayment fees and alternative investment income above (below) long-term expectations	182	144	1.17	127	101	0.77	109	86	0.66	83	66	0.49	61	48	0.37
Individual Life transaction stranded costs, pre-close	—	—	—	—	—	—	—	—	—	(35)	(28)	(0.21)	(34)	(27)	(0.21)
Normalized adjusted operating earnings	199	166	1.36	207	171	1.32	161	135	1.03	227	190	1.44	185	154	1.19

(1) Per share calculations are based on un-rounded numbers.
(2) For periods in which there is Net loss from continuing operations available to common shareholders, Normalized adjusted operating earnings per common share (EPS) calculation includes additional dilutive shares, as the inclusion of these shares for stock compensation plans would not be anti-dilutive to the Normalized adjusted operating EPS calculation.

Voya Financial	Page 47 of 51

Reconciliation of Normalized Adjusted Operating Earnings and Earnings Per Common Share (Diluted)

	Nine months ended
(in millions except per share in whole dollars)	9/30/2021			9/30/2020
	Pre-tax	After-tax	Per share (1)	Pre-tax	After-tax	Per share (1)

Income (loss) available to Voya Financial, Inc.'s common shareholders		1,687	13.19		(498)	(3.90)
Plus: Net income (loss) attributable to noncontrolling interest		661	5.17		33	0.26
Less: Preferred stock dividends		(32)	(0.25)		(32)	(0.25)
Less: Income (loss) from discontinued operations		7	0.05		(362)	(2.83)
Income (loss) from continuing operations	2,477	2,373	18.56	(143)	(71)	(0.56)
Less:
Net investment gains (losses) and related charges and adjustments	66	52	0.41	63	50	0.38
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	2	2	0.01	(36)	(28)	(0.21)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	798	861	6.74	(387)	(306)	(2.32)
Net income (loss) attributable to noncontrolling interest	661	661	5.17	33	33	0.26
Income (loss) on early extinguishment of debt	(10)	(8)	(0.06)	—	—	—
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	—	—	—	—	—	—
Dividend payments made to preferred shareholders	32	32	0.25	32	32	0.25
Other adjustments	(86)	(52)	(0.41)	(39)	(26)	(0.20)
Adjustment due to antidilutive effect of net loss in the current period (2)	—	—	—	—	—	(0.03)
Adjusted operating earnings	1,014	825	6.45	190	174	1.32
Less:
DAC, VOBA and other intangibles unlocking	28	22	0.17	(179)	(142)	(1.08)
Prepayment fees and alternative investment income above (below) long-term expectations	418	331	2.59	(61)	(48)	(0.37)
Individual Life transaction stranded costs, pre-close	—	—	—	(102)	(81)	(0.61)
Normalized adjusted operating earnings	567	472	3.69	533	445	3.38

(1) Per share calculations are based on un-rounded numbers.
(2) For periods in which there is Net loss from continuing operations available to common shareholders, Normalized adjusted operating earnings per common share (EPS) calculation includes additional dilutive shares, as the inclusion of these shares for stock compensation plans would not be anti-dilutive to the Normalized adjusted operating EPS calculation.

Voya Financial	Page 48 of 51

Reconciliation of Book Value Per Common Share, Excluding AOCI

	Three Months Ended or As of					Year-to-Date or As of
(in whole dollars)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020

Book value per common share, including AOCI	69.19	68.34	60.39	76.47	70.52	69.19	70.52
Per share impact of AOCI	(20.60)	(21.44)	(15.76)	(39.44)	(34.89)	(20.60)	(34.89)
Book value per common share, excluding AOCI	48.59	46.90	44.63	37.04	35.63	48.59	35.63

Debt to capital	26.2%	26.2%	27.2%	23.1%	24.2%	26.2%	24.2%
Capital impact of adding non-controlling interest	-5.4%	-5.4%	-6.4%	-1.9%	-2.0%	-5.4%	-2.0%
Impact of adding other financial obligations and treatment of preferred stock (1)	8.7%	9.4%	11.6%	7.0%	7.5%	8.7%	7.5%
Financial leverage ratio	29.5%	30.2%	32.4%	28.2%	29.7%	29.5%	29.7%

Reconciliation of shares used in Normalized adjusted operating earnings per common share (Diluted)
Weighted-average common shares outstanding - Basic	113.4	120.6	122.7	126.3	126.3	118.8	127.8
Dilutive effect of warrants	6.7	7.3	5.4	3.0	0.6	6.5	1.2
Other dilutive effects (2)	2.3	2.3	2.8	3.1	2.6	2.5	2.7
Weighted-average common shares outstanding - Diluted	122.4	130.2	130.9	132.4	126.3	127.8	127.8
Dilutive effect of the exercise or issuance of stock-based awards (3)	—	—	—	—	3.2	—	3.9
Weighted average common shares outstanding - Adjusted Diluted (3)	122.4	130.2	130.9	132.4	129.5	127.8	131.7

(1) Includes operating leases, capital leases, and unfunded pension plan after-tax and the impact of eliminating equity treatment for preferred stock.
(2) Includes stock-based compensation awards such as restricted stock units (RSU), performance stock units (PSU), or stock options.
(3) For periods in which there is Net loss from continuing operations available to common shareholders, Normalized adjusted operating earnings per common share (EPS) calculation includes additional dilutive shares, as the inclusion of these shares for stock compensation plans would not be anti-dilutive to the Normalized adjusted operating EPS calculation.

Voya Financial	Page 49 of 51

Reconciliation of Investment Management Normalized Adjusted Operating Margin, Excluding Investment Capital

	Three Months Ended			Twelve Months Ended
(in millions USD, unless otherwise indicated)	9/30/2021	6/30/2021	9/30/2020	9/30/2021	6/30/2021	9/30/2020

Adjusted operating revenues(1)	200	193	173	817	790	665
Adjusted operating expenses(2)	(138)	(127)	(126)	(547)	(535)	(499)
Adjusted operating earnings before income taxes(1)(2)	63	66	47	270	255	166
Adjusted operating margin	31.3%	34.0%	27.3%	33.1%	32.3%	24.9%

Adjusted operating revenues(1)	200	193	173	817	790	665
Less:
Investment Capital Results	28	27	16	101	89	—
Adjusted operating revenues excluding Investment Capital	172	166	157	716	701	665
Adjusted operating expenses(2)	(138)	(127)	(126)	(547)	(535)	(499)
Adjusted operating earnings excluding Investment Capital	34	39	31	169	166	166
Adjusted operating margin excluding Investment Capital	20.0%	23.1%	19.7%	23.6%	23.7%	24.8%

Adjusted operating revenues(1)	200	193	173	817	790	665
Less:
Investment Capital Results above (below) long-term expectations	21	20	11	75	65	(20)
Normalized adjusted operating revenues	179	173	162	742	725	685
Adjusted operating expenses(2)	(138)	(127)	(126)	(547)	(535)	(499)
Normalized adjusted operating earnings	42	45	36	195	189	185
Normalized adjusted operating margin	23.3%	26.2%	22.4%	26.3%	26.2%	27.0%

(1) Fee based margin includes mutual fund third party distribution revenues which are reported net of distribution expenses, consistent with the U.S. GAAP presentation.
(2) Includes expenses attributable to investment capital results above (below) long-term expectations.

Appendix

Voya Financial	Page 51 of 51

Adjusted Operating Earnings Notable Items

	Three Months Ended					Year-to-Date
(in millions USD)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020

Net Revenue Items
Prepayment fees and alternative investment income above (below) long-term expectations (1)	182	127	109	83	61	418	(61)
Investment Management Performance fees above (below) expectations	—	—	—	38	—	—	—
Group Life Covid-19 claims	(22)	(13)	(34)	(16)	(10)	(69)	(21)
Other Wealth Solutions Investment Income notable items	—	—	3	—	—	3	—
Other Wealth Solutions Fee Income notable items	—	—	—	—	—	—	(6)
Other Health Solutions Net Underwriting notable items (2)	10	3	1	7	—	14	—

Net Expense Items
Wealth Solutions DAC/VOBA and other intangibles unlocking	7	18	2	30	(172)	28	(179)
Individual Life transaction stranded costs, pre-close	—	—	—	(35)	(34)	—	(102)
Other Wealth Solutions notable items (3)	(18)	—	—	—	5	(18)	(12)
Other Investment Management notable items (4)	(4)	(3)	(4)	(16)	(2)	(11)	7
Other Corporate notable items (5)	(15)	(19)	(6)	(10)	6	(40)	16

(1) Refer to Prepayments and Alternative Income Above (Below) Long-Term Expectations on page 45 for more details.
(2) Includes legal items and other reserve adjustments.
(3) Includes legal items.
(4) Includes variable compensation related to investment capital results and performance fees above (below) long-term expectations.
(5) Includes incentive compensation above (below) target performance.